EXHIBIT 4.15


              ASSUMPTION AND AMENDMENT AGREEMENT

     ASSUMPTION AND AMENDMENT AGREEMENT, dated as of May 30, 1996 ("this Agreement"), made by THOMAS NELSON, INC., a Tennessee corporation (the "Company"), THE C.R. GIBSON COMPANY, a Delaware corporation and a wholly-owned subsidiary of the Company ("Gibson"), and METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("MetLife").

     WHEREAS, the Company, MetLife and another institutional investor entered into a Note Purchase Agreement, dated as of January 3, 1996 (the "1996 Agreement"), pursuant to which MetLife acquired the Company's 6.68% Series B Senior Note due December 31, 2005 in the principal amount of $15,000,000 (the "1996 Note");

     WHEREAS, MetLife is the holder of Gibson's (i) 9.50% Senior Note due September 22, 1999 (as amended, the "9.50% Note") outstanding in the principal amount of $7,000,000, which was issued pursuant to a Loan Agreement, dated as of September 21, 1989, between Gibson and MetLife (as amended, the "1989 Agreement"), and (ii) 8.31% Senior Note due June 23, 2004 (the "8.31% Note" and, collectively with the 9.50% Note, the "Gibson Notes" and, individually, a "Gibson Note") outstanding in the principal amount of $5,000,000, which was issued pursuant to a Loan Agreement, dated as of June 23, 1994, between Gibson and MetLife (the "1994 Agreement" and, collectively with the 1989 Agreement, the "Gibson Agreements"); and

     WHEREAS, the Company, in connection with MetLife's acquisition of the 1996 Note and the transactions contemplated by the 1996 Agreement, wishes to assume the obligations of Gibson with respect to the Gibson Notes and the Gibson Agreements and to amend certain provisions of each thereof, and MetLife is agreeable thereto.

     NOW, THEREFORE, for good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto agree as follows:

     1. Defined Terms. Unless the context otherwise requires, capitalized terms used herein without definition shall have the respective meanings set forth in Exhibits A-1 and A-2 hereto, as applicable.

     2. Assumption of Gibson Notes and Gibson Agreements. Effective upon the Effective Date (as hereinafter defined), the Company hereby unconditionally assumes the due and punctual payment and performance of all of Gibson's obligations and duties under the Gibson Notes and the Gibson Agreements in accordance with the terms thereof (as amended hereby), regardless of the enforceability of the Gibson Notes or the Gibson Agreements or any discharge or release, whether by operation of law or otherwise (except for any written release signed by the obligees of the affected obligation), of Gibson or the Company from their respective obligations under the Gibson Notes or the Gibson Agreements. Upon the Effective Date, the Company shall, without further action hereunder, become a party to the Gibson Notes and to the Gibson Agreements, and Gibson shall be discharged and released from all obligations thereunder. On the Effective Date, the Company shall pay to MetLife interest accrued on the Gibson Notes for the period from the regularly scheduled interest payment date for each of the Gibson Notes next preceding the Effective Date through the day preceding the Effective Date. The Company agrees that, on and after the Effective Date, it shall pay and perform all of Gibson's duties and obligations under the Gibson Notes and the Gibson Agreements (as amended hereby). MetLife hereby consents to such assumption by the Company and to the release and discharge of Gibson. Nothing herein shall impair Gibson's obligations with respect to the Gibson Notes and the Gibson Agreements under the Guaranty Agreement, as amended and supplemented by Amendment and Supplement No. 1, dated as of May 30, 1996, in the form of Exhibit B hereto.

     3.   Amendment of Gibson Notes.  Effective upon the
Effective Date, the 9.50% Note and the 8.31% Note are hereby amended in their entirety to read as set forth in Exhibits A-1 and A-2 hereto, respectively.

     4.   Amendment of Gibson Agreements.

          a. Effective upon the Effective Date, Section 5 of each of the Gibson Agreements is hereby amended to read as follows:

"SECTION 5.  INFORMATION AS TO COMPANY.

     5.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional
Investor:

          (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of

               (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this
          Section 5.1(a);

          (b) Annual Statements -- within 90 days after the end of each fiscal year of the Company, duplicate copies of

               (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this
          Section 5.1(b);

          (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement other than any registration statements on Form S-8 or any similar form (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

          (d) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default under the Notes or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 7.01F of the Notes, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e) ERISA Matters -- promptly, and in any event within five Business Days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on January 3, 1996; or

               (ii)  the taking by the PBGC of steps to
          institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

          (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

     5.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 5.1(a) or Section 5.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 4.03(j), 4.04(e), 4.05, 4.07(b) and 4.08 of the Notes during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and of the Notes and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

     5.3. Inspection. The Company shall permit the representatives of each holder of a Note that is an Institutional
Investor:

          (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested in writing.

     5.4. Bank Agreement Amendments. The Company shall provide to each holder of a Note true, correct and complete copies of any and all amendments, waivers and other modifications to each of the Bank Agreements promptly after the execution and delivery thereof by the parties thereto."

          b. Effective upon the Effective Date, Section 6 of each of the Gibson Agreements is hereby amended to read as follows:

"SECTION 6.  PREPAYMENT OF NOTES UPON CHANGE OF CONTROL.

     In the event a Change of Control (as hereinafter defined) shall occur, the Company hereby covenants and agrees to give each holder of the Notes written notice thereof, promptly after the occurrence of such Change of Control but in any event within 10 days thereof. Such notice shall also (a) describe in reasonable detail the facts and circumstances giving rise to such Change of Control and the effect thereof on the Company, (b) offer to prepay, on a date (the "Change of Control Prepayment Date") which shall be not less than 30 days nor more than 60 days after the date of such notice, all of the Notes held by each such holder,
(c) request each such holder to notify the Company in writing, not less than 10 days prior to the Change of Control Prepayment Date, of its acceptance or rejection of such offer and (d) inform each such holder that, upon its receipt of such notice by the Company, failure to accept such offer in writing on or before the 10th day prior to the Change of Control Prepayment Date shall be deemed a rejection of such offer. The notice to the Computing Holder shall also set forth the respective names and addresses of, and principal amounts of the Notes held by, the other holders.

     The Computing Holder shall give written notice to the Company and the other holders on the second Business Day prior to the Change of Control Prepayment Date, of the amount of the Make-Whole Premium, if any, with respect to the Notes held by it and the other holders, which notice shall set forth in reasonable detail the computation thereof. The Make-Whole Premium, if any, set forth in such notice shall be binding on the Company and the other holders absent manifest error, but such notice in itself shall constitute neither an acceptance nor a rejection by the Computing Holder of such prepayment offer.

     Thereupon, the Company covenants and agrees that it will on the Change of Control Prepayment Date prepay all of the Notes held by each holder who has accepted the prepayment offer in accordance with this Section, by payment of the unpaid principal amount of such Notes, together with interest accrued thereon to the Change of Control Prepayment Date, and the Make-Whole Premium, if any, applicable to such unpaid principal amount.
The term "Change of Control" means any Acquisition subsequent to the Effective Date by any Person, or related Persons constituting a "group" for purposes of Section 13(d) of the Exchange Act, of
(a) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the Board of Directors of the Company, through beneficial ownership of the Capital Stock of the Company or otherwise, or (b) all or substantially all of the properties and assets of the Company; provided, however, that a Change of Control shall not be deemed to have occurred if (x) the Acquisition of such power or properties and assets is pursuant to a transaction in compliance with the provisions of Section 4.02 of the Notes and (y) no Person, or related Persons constituting a "group" for purposes of
Section 13(d) of the Exchange Act, shall have the power to elect, appoint or cause the election or appointment of at least a majority of the members of the board of directors of such successor or transferee. For the purposes of this definition, "Acquisition" of the power or properties and assets stated in the preceding sentence means the earlier of (i) the actual possession thereof and (ii) the consummation of any transaction or series of related transactions which with the passage of time will give such Person or Persons the actual possession thereof."

          c. Effective upon the Effective Date, Section 7 of the 1989 Agreement is hereby amended to read as follows:

"SECTION 7.  MISCELLANEOUS.

     7.1. Expenses. The Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each other holder of a Note in connection with the transactions contemplated hereby and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes, the Pledge Agreements, the Guaranty Agreement or the Intercreditor Agreement (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes, the Pledge Agreements, the Guaranty Agreement or the Intercreditor Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes, the Pledge Agreements, the Guaranty Agreement or the Intercreditor Agreement, or by reason of being a holder of a Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, and by the Notes, the Pledge Agreements, the Guaranty Agreement and the Intercreditor Agreement. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you). The obligations of the Company under this
Section 7.1 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes, the Pledge Agreements, the Guaranty Agreement and the Intercreditor Agreement, and the termination of any thereof.

     7.2. Stamp Taxes, etc. The Company will pay, and save you and any subsequent holder of the Notes harmless against, any and all liability (including any interest or penalty for non-payment or delay in payment) with respect to stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable in connection with the transactions contemplated hereby including, without limitation, any modification, amendment or alteration of this Agreement or the Notes (other than transfer taxes). The obligations of the Company under this Section 7.2 shall survive the payment or prepayment or transfer of the Notes.

     7.3. Successors and Assigns. All covenants, agreements, representations and warranties made herein or in certificates delivered in connection herewith by or on behalf of the Company shall bind the successors and assigns of the Company, whether so expressed or not, and all such covenants, agreements, representations and warranties shall inure to the benefit of your successors and assigns, including any subsequent holder of any of the Notes.

     7.4. Home Office Payment. Notwithstanding any provision to the contrary in the Notes contained, the Company will promptly and punctually pay to you by wire transfer of immediately available funds, for credit not later than 1:00 p.m., New York City time, on the date payment is due, to Account Number 002-2-410591, Account Name: Metropolitan Life Insurance Company, Private Placement Number 640376A#6, at The Chase Manhattan Bank, N.A., Metropolitan Branch, 33 East 23rd Street, New York, New York 10010 or to such other account or address or by such other method as may be designated in writing by you, all amounts payable in respect of the principal of, Make-Whole Premium, if any, and interest on, any Notes then held by you or your nominee, without any presentment thereof and without any notation of such payment being made thereon.

     Prior to the delivery of any Note upon sale, you will make or cause to be made a notation thereon of the date to which interest has been paid thereon and, if not theretofore made, a notation of the extent to which payment has been made on account of the principal thereof. The Company will afford the benefits of this Section 7.4 to any holder of a Note that is an Institutional Investor and that has made the same agreement relating to such Note as you have made in this Section 7.4.

     7.5. Notices. All communications and notices provided for hereunder or under the Notes shall be in writing, and if to you, mailed (by registered or certified mail, return receipt requested) or delivered by a recognized overnight delivery service or sent by facsimile transmission, followed by a confirmation copy sent on the same day by a recognized overnight delivery service, to Metropolitan Life Insurance Company, One Madison Avenue, New York, N.Y. 10010, Attention: Treasurer (facsimile number (212) 578-3910) with a copy to Metropolitan Life Insurance Company, Suite 800, One Lincoln Centre, Oak Brook Terrace, Illinois 60181, Attention: Assistant Vice-President (facsimile number (708) 916-2575); if to the Company, mailed (by registered or certified mail, return receipt requested) or delivered by a recognized overnight delivery service or sent by facsimile transmission, followed by a confirmation copy sent on the same day by a recognized overnight delivery service, to Thomas Nelson, Inc., Nelson Place at Elm Hill Pike, P. O. Box 141000, Nashville, Tennessee 37214, Attention: Joe L. Powers, Executive Vice President and Chief Financial Officer (facsimile number (615) 889-5940); if to any other holder of a Note, by any of the foregoing methods to such address as such holder shall have specified to the Company in writing; or addressed to either party hereto at any other address in the United States of America that such party may hereafter designate by written notice to the other party. Any such notice or communication sent as provided in this Section 7.5 shall be effective upon receipt, including receipt of any facsimile transmission.

     7.6. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Premium or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     7.7. Severability. Any provision of this Agreement or the Notes that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     7.8. Construction. Each covenant contained herein or in the Notes shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein or therein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein or therein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     7.9. Governing Law. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. THE COMPANY HEREBY SUBMITS TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO THE SOLE AND ABSOLUTE ELECTION OF THE REQUIRED HOLDERS AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER RELATED DOCUMENT SHALL BE LITIGATED IN SUCH COURTS, AND THE COMPANY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURTS. THE COMPANY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SPECIFIED IN SECTION 7.5, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. SUBJECT TO THE ELECTION OF THE REQUIRED HOLDERS, PROCESS MAY BE SERVED IN ANY OTHER MANNER PERMITTED BY LAW.

      7.10. Waiver of Trial by Jury. THE PARTIES HERETO ACKNOWLEDGE THAT ANY DISPUTE ARISING OUT OF THIS AGREEMENT OR THE NOTES WILL BE BASED ON DIFFICULT AND COMPLEX FACTS. ACCORDINGLY, EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY DISPUTE, CONTROVERSY, SUIT, HEARING OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE NOTES OR THE OBLIGATIONS, DUTIES AND RIGHTS OF THE COMPANY OR OF THE HOLDER OF ANY NOTE AS SET FORTH HEREIN OR IN THE NOTES.

     7.11. Defined Terms. The term "Company" shall mean Thomas Nelson, Inc., a Tennessee corporation. The term "Assumption Agreement" shall mean the Assumption and Amendment Agreement, dated as of May 30, 1996, among the Company, The C. R. Gibson Company and you, pursuant to which the Company assumed the obligations of The C. R. Gibson Company under the Notes and this Agreement. The term "Notes" shall mean the Notes as assumed and amended by the Assumption Agreement in the form of Exhibit A-1 thereto. All other terms used herein shall have the meanings assigned thereto in said Exhibit A-1.

     7.12. Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

     7.13. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart."

          d. Effective upon the Effective Date, Section 7 of the 1994 Agreement is hereby amended to read identically to Section 7 of the 1989 Agreement, as amended pursuant to subsection c above, except that (i) the Private Placement Number for purposes of
Section 7.4 of the 1994 Agreement shall be "640376B*9", and (ii)
Section 7.11 of the 1994 Agreement shall read as follows:

     "7.11. Defined Terms. The term "Company" shall mean Thomas Nelson, Inc., a Tennessee corporation. The term "Assumption Agreement" shall mean the Assumption and Amendment Agreement, dated as of May 30, 1996, among the Company, The C. R. Gibson Company and you, pursuant to which the Company assumed the obligations of The C. R. Gibson Company under the Notes and this Agreement. The term "Notes" shall mean the Notes as assumed and amended by the Assumption Agreement in the form of Exhibit A-2 thereto. All other terms used herein shall have the meanings assigned thereto in said Exhibit A-2."

     5.   Representations and Warranties of the Company.

          a. Compliance with Other Instruments. The execution, delivery and performance of this Agreement and Amendment and Supplement No. 1 to the Pledge Agreements referred to in Section 7c hereof, the assumption and performance of the Gibson Notes and the Gibson Agreements (as amended by this Agreement), and the issuance and delivery of the new Gibson Notes referred to in
Section 7a hereof will not (a) result in any violation of or be in conflict with or constitute a default under any term of the charter or by-laws of the Company or any Subsidiary, or any agreement or instrument to which it or any Subsidiary is a party or by which it or any Subsidiary or any of their respective assets or properties are bound, or any term of any applicable law, ordinance, rule or regulation of any Governmental Authority or any term of any order, judgment, award or decree issued by any court, arbitrator or other Governmental Authority applicable to the Company or any Subsidiary, or (b) result in the creation of (or impose any obligation on the Company or any Subsidiary to create) any Lien upon any properties or assets of the Company or any Subsidiary.

          b. Governmental Consents. No consent, approval, authorization or other action of, or registration, declaration or filing with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement and Amendment and Supplement No. 1 to the Pledge Agreements referred to in Section 7c hereof, the assumption and performance of the Gibson Notes and the Gibson Agreements (as amended by this Agreement), and the issuance and delivery of the new Gibson Notes referred to in Section 7a hereof.

          c. Due Authorization. The execution, delivery and performance of this Agreement and Amendment and Supplement No. 1 to the Pledge Agreements referred to in Section 7c hereof, the assumption and performance of the Gibson Notes and the Gibson Agreements (as amended by this Agreement), and the issuance and delivery of the new Gibson Notes referred to in Section 7a hereof have been duly authorized by all necessary corporate action on the part of the Company and this Agreement has been, and said Amendment and Supplement No. 1 and said new Gibson Notes will on the Effective Date be, duly executed and delivered by the Company. This Agreement constitutes, and the Pledge Agreements as amended by said Amendment and Supplement No. 1, the Gibson Notes and the Gibson Agreements (as amended hereby) and the new Gibson Notes referred to in Section 7a hereof will on the Effective Date constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

          d.  No Registration.  The assumption of the Gibson
Notes hereunder and the issuance and delivery of the new Gibson
Notes referred to in Section 7a hereof does not require registration under the Securities Act.

     6. Representations and Warranties of Gibson. Gibson represents and warrants that:

          a. Due Authorization. This Agreement has been duly authorized by all necessary corporate action on the part of Gibson and has been duly executed and delivered by Gibson. Gibson has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

     7. Conditions to Effectiveness. This Agreement shall become effective on the date (the "Effective Date") that all the following conditions shall have been fulfilled and MetLife shall have delivered written notice of such fact to the Company and
Gibson:

          a. The Company shall have duly executed and delivered to MetLife (i) a new 9.50% Note in the form of Exhibit A-1 hereto payable to MetLife in the principal amount of $7,000,000 and dated the Effective Date in exchange for the outstanding 9.50% Note, and (ii) a new 8.31% Note in the form of Exhibit A-2 hereto payable to MetLife in the principal amount of $5,000,000 and dated the Effective Date in exchange for the outstanding 8.31% Note.

          b. Gibson and the other Guarantors shall have duly executed and delivered to MetLife Amendment and Supplement No. 1 to the Guaranty Agreement in the form of Exhibit B hereto and dated the Effective Date.

           c. The Company and the other parties to the Pledge Agreements shall have duly executed and delivered Amendment and Supplement No. 1 to each Pledge Agreement in the form of Exhibits C-1 and C-2 hereto, respectively, and dated the Effective Date.

          d. The parties to the Intercreditor Agreement shall have duly executed and delivered Amendment and Supplement
     No. 1 thereto in the form of Exhibit D hereto and dated the Effective Date.

          e. The representations and warranties of the Company and Gibson contained in this Agreement and otherwise made in writing by or on behalf of the Company and Gibson in connection with the transactions contemplated by this Agreement shall be true and correct at the date hereof and at the Effective Date, except as affected by the consummation of such transactions.

          f. The Company and Gibson shall have performed and complied with all provisions and conditions contained in this Agreement required to be performed or complied with by each of them prior to or on the Effective Date. Immediately prior to and after giving effect to the transactions contemplated hereby, no event which constitutes or which after notice or lapse of time or both would constitute an event of default under the Gibson Notes, the 1996 Agreement or the Bank Agreements shall have occurred and be continuing.

          g. Each of the Company and Gibson shall have delivered to MetLife a certificate, signed by an authorized officer of each of them and dated the Effective Date, certifying that the conditions specified in Sections 7(e) and (f) hereof as to itself have been fulfilled.

          h. The Company and Gibson shall have delivered to MetLife the written consent of each party to the Bank Agreements and of The Prudential Insurance Company of America with respect to this Agreement and the transactions contemplated hereby, including Exhibits A-1, A-2 and B hereto, in form and substance satisfactory to MetLife.

          i. Bass, Berry & Sims, special counsel for the Company, and Stuart Heaton, Esq., counsel for the Company, shall have delivered to MetLife favorable opinions dated the Effective Date, substantially in the form set forth in Exhibits E and F hereto, respectively, and covering such other matters as MetLife may reasonably request.

          j. The Company shall have paid to MetLife, by wire transfer to MetLife's account specified in Section 7.4 of the Gibson Agreements (as amended hereby), accrued interest on the Gibson Notes as contemplated by Section 2 hereof.

          k. The Company and each Guarantor shall have delivered to MetLife a certificate of an authorized officer thereof (or of the general partner thereof, as the case may be), dated the Effective Date and certifying as to the resolutions attached thereto relating to the transactions contemplated hereby.

          l. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory to MetLife, and MetLife shall have received all such documents, certificates and instruments relating to such transactions as MetLife may reasonably request.

     8. Ratification. By its execution hereof, the Company agrees that, upon the Effective Date, the Gibson Notes and the Gibson Agreements, amended and assumed as herein set forth, shall be in all respects ratified and confirmed and that the terms, provisions and conditions of the Gibson Notes and the Gibson Agreements, as so amended and assumed, shall be and remain in full force and effect.

     9. Expenses. The Company agrees, whether or not the transactions hereby contemplated shall be consummated, to pay, and save MetLife harmless from and against any and all liability for the payment of, all expenses arising in connection with the execution and delivery of this Agreement and the Exhibits hereto and consummation of the transactions contemplated hereby, and in connection with any amendments, modifications or waivers (whether or not any of the same become effective) under or in respect of this Agreement, including, without limitation, all stamp and other taxes (other than Federal or state income taxes, if any) which may be payable in respect of the execution and delivery of this Agreement and consummation of the transactions contemplated hereby (including the issuance of the new Gibson Notes referred to in Section 7a hereof and the assumption of the Gibson Notes hereunder), and the fees and disbursements of special counsel and any other counsel retained by MetLife or by the Company in connection with this Agreement, the Exhibits hereto, and any such amendments, modifications or waivers.

     10. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. THE COMPANY AND GIBSON HEREBY SUBMIT TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND IRREVOCABLY AGREE THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT SHALL BE LITIGATED IN SUCH COURTS, AND THE COMPANY AND GIBSON WAIVE ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURTS. THE COMPANY AND GIBSON HEREBY IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN
SECTION 13 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF METLIFE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY AND GIBSON IN ANY OTHER JURISDICTION.

     11. Waiver of Trial by Jury. THE PARTIES HERETO ACKNOWLEDGE THAT ANY DISPUTE ARISING OUT OF THIS AGREEMENT WILL BE BASED ON DIFFICULT AND COMPLEX FACTS. ACCORDINGLY, EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY DISPUTE, CONTROVERSY, SUIT, HEARING OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE OBLIGATIONS, DUTIES AND RIGHTS OF SUCH PARTY AS SET FORTH HEREIN.

     12. Successors and Assigns. All covenants, agreements, representations and warranties made herein or in certificates delivered in connection herewith by or on behalf of the Company or Gibson shall survive the Effective Date, and shall bind the successors and assigns of the Company and Gibson, whether so expressed or not, and all such covenants, agreements, representations and warranties shall inure to the benefit of MetLife's successors and assigns, including any subsequent holder of any of the Gibson Notes.

     13. Notices. All communications and notices hereunder shall be in writing, mailed (by registered or certified mail, return receipt requested) or delivered by a recognized overnight delivery service or sent by facsimile transmission followed by a confirmation copy sent on the same day by a recognized overnight delivery service, if to MetLife, to Metropolitan Life Insurance Company, One Madison Avenue, New York, N.Y. 10010, Attention:
Treasurer (facsimile number (212) 578-3910), with a copy to Metropolitan Life Insurance Company, Suite 800, One Lincoln Centre, Oak Brook Terrace, Illinois 60181, Attention: Assistant Vice-President (facsimile number (708) 916-2575), or if to the Company or Gibson, to Thomas Nelson, Inc. (or, if to Gibson, to The C. R. Gibson Company, c/o Thomas Nelson, Inc.), Nelson Place at Elm Hill Pike, P. O. Box 141000, Nashville, Tennessee 37214,
Attention: Joe L. Powers, Executive Vice President and Chief Financial Officer (facsimile number (615) 889-5940); or addressed to any party at any other address in the United States of America that such party may hereafter designate by written notice to the other parties. Any notice or communication sent as provided in this Section 13 shall be effective upon receipt, including receipt of a facsimile transmission.

     14. Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

     15. Counterparts. This Agreement may be executed in two or more counterparts, and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Company, Gibson and MetLife have caused this Agreement to be duly executed by its respective officer thereunto duly authorized as of the date first above written.


                                 THOMAS NELSON, INC.



                                 By  /s/ Joe L. Powers
                                   _______________________
                                     Joe L. Powers
                                     Executive Vice President and
                                     Chief Financial Officer



                                 THE C. R. GIBSON COMPANY



                                  By  /s/ Joe L. Powers
                                    _______________________
                                      Joe L. Powers
                                      Secretary



                                  METROPOLITAN LIFE INSURANCE
                                           COMPANY



                                  By  /s/ John R. Endres
                                    _______________________
                                  Title: Assistant Vice President

                           EXHIBIT A-1


     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION SET FORTH IN SECTION 4(2) THEREOF. THIS NOTE MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL REGULARLY EMPLOYED BY THE HOLDER OF THIS NOTE) REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED, EXCEPT THAT NO SUCH OPINION SHALL BE REQUIRED IN ORDER TO EFFECTUATE A TRANSFER IN ACCORDANCE WITH THE PROVISIONS OF RULE 144 OR RULE 144A PROMULGATED UNDER THE ACT OR ANY SIMILAR SUCCESSOR RULE OR RULES THERETO.


                         THOMAS NELSON, INC.

              9.50% Senior Note Due September 22, 1999


No.                                           New York, New York
$7,000,000                                          May 30, 1996

     THOMAS NELSON, INC., a corporation duly organized and existing under the laws of the State of Tennessee (hereinafter called the "Company"), for value received, hereby promises to pay to Metropolitan Life Insurance Company, or registered assigns, on September 22, 1999 the principal amount of Seven Million Dollars (or so much thereof as shall not have been prepaid) in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at the Metropolitan Branch of The Chase Manhattan Bank, N.A., in the Borough of Manhattan, The City of New York, State of New York, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) at said office, in like coin or currency, on the unpaid portion of said principal amount from the date hereof, semi-annually on the twenty-second day of March and September in each year, commencing on the first such day after the date hereof, at the rate of 9.50% per annum until such unpaid portion of such principal amount shall have become due and payable and at the Overdue Interest Rate thereafter and, so far as may be lawful, on any overdue installment of interest at the Overdue Interest Rate. SECTION 1. THE NOTES; TRANSFERS, EXCHANGE, ETC.

     1.01.  The Notes.

     This Note is one of an authorized issue of senior promissory notes (hereinafter called the "Notes", as more fully defined in Section 6) made by the Company in an aggregate principal amount of $7,000,000, maturing on September 22, 1999, bearing interest payable at the same rate and on the same dates as the interest on the principal amount of this Note and originally issued pursuant to the Agreement.

     1.02.  Registration, Transfer or Exchange of Notes.

     The Notes are issuable only as registered Notes.  The
Company will keep at its office or agency maintained as provided in Section 3.02 a register in which the Company shall provide for the registration and registration of transfer of the Notes.

     The holder of this Note may, at its option and either in person or by duly authorized attorney, surrender the same at said office or agency for registration of transfer or exchange, accompanied if surrendered for transfer by a written instrument of transfer duly executed by such holder or attorney. In case such holder shall so request a transfer or exchange of this Note, the Company shall, at the expense of such holder, deliver to or upon such holder's order one or more Notes in the same aggregate unpaid principal amount as this Note, each dated as of the date of, or, if later, the date to which interest has been paid on, this Note, in the principal amount of $1,000,000 or a multiple of $1,000 in excess thereof, as requested by such holder (provided that if such aggregate unpaid principal amount is less than $500,000, the Company will deliver one Note in exchange for this
Note), and registered in such name or names as shall be specified by such holder. Every Note so made and delivered upon transfer or in exchange for this Note shall be in the form of Exhibit A-1 to the Assumption Agreement.

     Prior to due presentation for registration of transfer of this Note, the Company may deem and treat the registered holder hereof as the absolute owner of this Note for the purpose of receiving payment of or on account of the principal of and premium, if any, and interest on this Note, and for the purpose of any notice, waiver or consent hereunder, and payment of this Note shall be made only to or upon the order in writing of such holder.

     l.03.  Loss, Theft, Destruction or Mutilation of Notes.

     Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft or destruction, upon receipt of a bond of indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new Note of like tenor and unpaid principal amount and dated the date of, or, if later, the date to which interest has been paid on, the lost, stolen, destroyed or mutilated Note. In the case of a holder of the Notes which is an institutional investor having combined capital, surplus and undivided profits of at least $200,000,000, its own unsecured agreement of indemnity shall be deemed satisfactory to the Company.

SECTION 2.  PREPAYMENT OF NOTES.

     2.0l.  Mandatory Prepayments.

     The Company covenants and agrees that it will prepay $1,000,000 of the then unpaid principal amount of the Notes on September 22, 1996, $2,000,000 of the then unpaid principal amount of the Notes on September 22, 1997 and $2,000,000 of the then unpaid principal amount of the Notes on September 22, 1998. All such prepayments pursuant to this Section 2.01 shall be applied on the respective payment dates thereof toward the prepayment of the principal amount of the Notes so to be prepaid, in each case together with interest accrued thereon to such prepayment date, but without premium, and otherwise as provided in Section 2.05. Upon prepayment pursuant to Section 6 of the Agreement of the Notes held by some but not all holders, the principal amount of each mandatory prepayment of Notes becoming due under this Section 2.01 on or after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment.

     2.02.  Optional Prepayments.

     Upon notice given as provided in Section 2.04 and otherwise as provided in Section 2.05, the Company may, at its option, prepay the Notes in whole at any time, or in part, but not less than an amount equal to $1,000,000 (provided that in the event the unpaid principal amount of the Notes outstanding shall be less than $1,000,000, then in amount equal to the full amount of such unpaid principal amount) from time to time, together with accrued interest on the principal amount so prepaid to the prepayment date and a premium equal to the Make-Whole Premium.

     No prepayment of less than all of the outstanding Notes pursuant to this Section 2.02 shall be credited to or relieve the Company to any extent from its obligation to make any prepayment of the Notes required by Section 2.01.


     2.03.  Prepayment Upon Change of Control.

     Upon the request of any holder of a Note as provided in
Section 6 of the Agreement, the Company shall prepay the Notes then held by such holder in accordance with the provisions of such Section 6.

     2.04.  Notice of Prepayment and Other Notices.

     The Company shall give written notice of optional prepayment of this Note or any portion hereof pursuant to Section 2.02 not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for such prepayment in such notice, which notice of prepayment shall specify the amount so to be prepaid, together with the premium, if any, to be paid thereon and the date fixed for such prepayment. Such notice of prepayment and all other notices to be given to any holder of this Note shall be given in the manner specified in Section 8.01 to the Person in whose name this Note is registered at its address designated on the register maintained by the Company on the date such notice of prepayment or other notice is given. Upon notice of prepayment being given as aforesaid, the Company covenants and agrees that the Company will prepay, on the date therein fixed for prepayment, this Note or the portion hereof, as the case may be, so called for prepayment, at the principal amount thereof so called for prepayment together with interest accrued thereon to the date fixed for such prepayment, plus the applicable premium, if any.

     The notice to the Computing Holder shall also set forth the respective names and addresses of, and principal amounts of the Notes held by, the other holders. The Computing Holder shall give written notice to the Company and the other holders, on the second Business Day prior to the date fixed for prepayment in such notice, of the amount of the Make-Whole Premium calculated hereunder, which Computing Holder's notice shall set forth in reasonable detail the computation thereof. Such Make-Whole Premium set forth in such notice shall be binding on the Company and the other holders absent manifest error.

     2.05.  Allocation of Prepayments.

     In the event of any prepayment of less than all of the outstanding Notes (other than any prepayment pursuant to Section 6 of the Agreement) the Company will allocate the principal amount so to be prepaid (but only in units of $1,000) among the registered holders of Notes in proportion, as nearly as may be, to the respective principal amounts of such Notes not theretofore called for prepayment, of which they shall be registered holders.

     2.06.  Interest After Date Fixed for Prepayment.

     This Note or any portion hereof to be prepaid shall cease to bear interest on and after the date fixed for such prepayment unless, upon presentation for the purpose, the Company shall fail to pay this Note or such portion, as the case may be, on the date fixed for such prepayment, in which event this Note or such portion, as the case may be, shall bear interest at the Overdue Interest Rate from and after such date until paid and, so far as may be lawful, any overdue installment of interest shall bear interest at said rate.

     2.07.  Surrender of Notes; Notation Thereon.

     Upon any prepayment of a portion of the principal amount of this Note, the registered holder hereof, at its option, may require the Company to execute and deliver at the expense of such holder, upon surrender of this Note, a new Note registered in the name of such Person or Persons as may be designated by such holder for the principal amount of this Note then remaining unpaid, dated as of the date to which interest has been paid on the principal amount of this Note then remaining unpaid, or may present this Note to the Company for notation hereon of the payment of the portion of the principal amount of this Note so prepaid. Every new Note made and delivered pursuant to the provisions of this Section 2.07 shall in all other respects be in the same form and have the same terms as this Note. The Company may, as a condition of payment of all or any of the principal of, premium, if any, and interest on, this Note, require the holder to present this Note for notation of such payment and, if this Note be paid in full, require the surrender hereof.

SECTION 3.  AFFIRMATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     3.0l. Payment of Notes. The Company will punctually pay or cause to be paid the principal and interest (and premium, if any) to become due in respect of the Notes according to the terms thereof.

     3.02. Maintenance of Company Office. The Company will maintain an office or agency at 501 Nelson Place, Nashville, Tennessee 37214 (or such other place in the United States of America as the Company may designate in writing to the holder hereof), where notices, presentations and demands to or upon the Company in respect of the Notes may be given or made.

     3.03. Keeping of Books. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in accordance with GAAP.

     3.04.  Payment of Taxes and Claims; Preservation of
Corporate Existence, etc.; Maintenance of Properties.  The
Company will, and will cause each of its Subsidiaries to,

          A. file all tax returns required to be filed in any jurisdiction and pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments and governmental charges or levies imposed upon it, its income, franchises or profits or its property before the same shall become in default, as well as all lawful claims and liabilities of any kind (including claims and liabilities for labor, materials and supplies) which, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or any such Subsidiary shall have set aside on its books adequate reserves therefor in accordance with GAAP, or (ii) the nonpayment thereof in the aggregate could not reasonably be expected to have a Material Adverse Effect;

          B. subject to Section 4.02, do all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory), permits, licenses and franchises, unless in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence of a Subsidiary or such right, permit, license or franchise could not, individually or in the aggregate, have a Material Adverse Effect; and

          C. maintain and keep all its properties used or useful in the conduct of its business in good condition, repair and working order (other than ordinary wear and tear) so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 3.04C shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the judgment of the Company, desirable in the conduct of the Company's or such Subsidiary's business and the Company has concluded that such discontinuance could not, individually or in the aggregate, have a Material Adverse Effect.

     3.05. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, coinsurance and self-insurance, if adequate reserves are maintained with respect thereto) as is consistent with sound business practices customary in the case of entities of similar size engaged in the same or a similar business and similarly situated.

     3.06. Compliance with Laws, etc. The Company will, and will cause each of its Subsidiaries to, comply with all present and future applicable laws, rules, regulations, orders and requirements (including, without limitation, all applicable Environmental Laws) of every duly constituted governmental or quasi-governmental authority or agency applicable to the Company and its Subsidiaries or any of their respective properties, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, rules, regulations, orders and requirements or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     3.07. Covenant to Secure Notes Equally. The Company will, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section
4.03 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section 5) make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured.

     3.08. Guaranteed Obligations. The Company will if, at any time, any of its Subsidiaries executes a Guaranty of or collateralizes in any other manner any obligation of the Company under the Bank Agreements, simultaneously cause such Subsidiary or Subsidiaries, as the case may be, to execute and deliver to each holder of a Note a similar Guaranty in form and substance reasonably satisfactory to such holder with respect to payment of the principal amount of the Notes and any premium and interest thereon, which bears the same ratio to the total unpaid principal amount of the Notes as the amount of such other obligation which is subject to a Guaranty bears to the total unpaid principal amount of such other obligation, or if such other obligation is collateralized, to collateralize the Notes equally and ratably with the obligations of the Company under the Bank Agreements.

     3.09. Parity With Bank Agreements. The Company will, and will cause each of its Subsidiaries to, execute all such documents and take such other actions as the Required Holders may reasonably request in order to assure that at all times the Notes shall rank pari passu in right of payment with the obligations of the Company under the Bank Agreements, including, without limitation, the waiver of set-off rights or the execution of a set-off and collateral sharing agreement in favor of the holders of the Notes.

     3.10. Information Required by Rule 144A. The Company will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this Section 3.10, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

     3.ll. No Integration. The Company will take all necessary steps so that its assumption of the Notes and issuance of new Notes pursuant to the Assumption Agreement will not require registration under the Securities Act. The Company will not make any future offer and sale of debt securities of the Company of any class if, as a result of the doctrine of "integration", there is a reasonable possibility that such offer and sale would result in the loss of the entitlement of its assumption of the Notes and its issuance of new Notes to an exemption from the registration requirements of the Securities Act.

SECTION 4.  NEGATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     4.01. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate; provided, however, this Section 4.01 shall not apply to any individual transaction which does not exceed $250,000 or any series of related transactions which in the aggregate do not exceed $250,000.

     4.02. Merger, Consolidation, etc. The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except that:

          (i) any Subsidiary may merge or consolidate with the Company or a Material Subsidiary that is a Wholly-Owned Subsidiary, provided immediately after such merger or consolidation, no Default or Event of Default shall have occurred or exist and, in the case of any transaction involving the Company, the surviving corporation or the continuing corporation (if not the Company) shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and such corporation (if not the Company) (A) shall have executed and delivered to each holder of a Note its assumption of the due and punctual performance and observance of each covenant and condition of the Agreement and the Notes, (B) shall have executed and delivered, or caused to be executed and delivered, to each holder of a Note a reaffirmation of the Pledge Agreements and the Guaranty Agreement by each party thereto, and (C) shall have caused to be delivered to each holder of a Note (1) an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the holders of the Notes, to the effect that all agreements or instruments effecting such assumption and reaffirmation are enforceable in accordance with their terms and comply with the terms hereof which opinion shall be reasonably satisfactory to the holders of the Notes in all respects and
     (2) such other agreements and instruments which any holder of a Note may reasonably request;

          (ii) the Company may merge or consolidate with any other corporation (including a Material Subsidiary that is a Wholly-Owned Subsidiary) if (A) the continuing or surviving corporation (if not the Company) shall be a solvent corporation existing under the laws of the United States or any State thereof (including the District of Columbia), and such corporation (1) shall have executed and delivered to each holder of a Note its assumption of the due and punctual performance and observance of each covenant and condition of the Agreement and the Notes, (2) shall have executed and delivered, or caused to be executed and delivered, to each holder of a Note a reaffirmation of the Pledge Agreements and the Guaranty Agreement by each party thereto, and (3) shall have caused to be delivered to each holder of a Note a) an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the holders of the Notes, to the effect that all agreements or instruments effecting such assumption and reaffirmation are enforceable in accordance with their terms and comply with the terms hereof which opinion shall be reasonably satisfactory to the holders of the Notes in all respects and
     b) such other agreements and instruments which any holder of a Note may reasonably request, and (B) immediately after such merger or consolidation, no Default or Event of Default shall have occurred or exist;

          (iii) any Subsidiary may convey, transfer or lease all or substantially all of its assets to the Company or a Material Subsidiary that is a Wholly-Owned Subsidiary, provided immediately after such transaction, no Default or Event of Default shall have occurred or exist; and

          (iv) the Company may convey, transfer or lease all or substantially all of its assets to any other corporation (including a Material Subsidiary that is a Wholly-Owned Subsidiary), provided (A) the acquiring corporation shall be a solvent corporation existing under the laws of the United States or any State thereof (including the District of Columbia), and such corporation (1) shall have executed and delivered to each holder of a Note its assumption of the due and punctual performance and observance of each covenant and condition of the Agreement and the Notes, (2) shall have executed and delivered, or caused to be executed and delivered, to each holder of a Note a reaffirmation of the Pledge Agreements and the Guaranty Agreement by each party thereto, and (3) shall have caused to be delivered to each holder of a Note a) an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption and reaffirmation are enforceable in accordance with their terms and comply with the terms hereof which opinion shall be reasonably satisfactory to the holders of the Notes in all respects and b) such other agreements and instruments which any holder of a Note may reasonably request, and (B) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred or exist.

     4.03. Liens. The Company will not, and will not permit any of its Subsidiaries to, create, assume, incur or suffer to exist any Lien upon any of its property or assets, whether owned on January 3, 1996 or thereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes pursuant to Section 3.07), except:

          (a)  Liens existing on January 3, 1996 and specified on
     Schedule 10.3 to the 1996 Agreement, provided in the case of Liens securing the Company's obligations under the Bank Agreements, all Persons party to the Bank Agreements shall have executed and delivered the Intercreditor Agreement and the Intercreditor Agreement shall be in full force and effect so long as such Liens exist;

          (b) Liens for taxes (including ad valorem and property taxes) and assessments (other than any Liens and assessments imposed under ERISA) or governmental charges or levies which are not yet due (and not then delinquent) or which are being actively contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

          (c) landlord liens and statutory liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law, created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained, and, in any case (i) were not incurred in connection with the borrowing of money, and (ii) do not, individually or in the aggregate, materially detract from the value of the property or assets of the Company or any Material Subsidiary, or the Company and its Subsidiaries taken as a whole; (d) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases (other than Capitalized Leases), government contracts, performance and return of money bonds and similar obligations which (i) were not incurred in connection with the borrowing of money, and (ii) do not, individually or in the aggregate, materially detract from the value of the property or assets of the Company or any Material Subsidiary, or the Company and its Subsidiaries taken as a whole;

          (e) Liens arising in the ordinary course of business (including easements, rights of way, zoning restrictions of record and similar restrictions and other similar charges or encumbrances) which are not incurred in connection with Debt, and which do not, individually or in the aggregate, (a) materially interfere with the ordinary conduct of the business of the Company, or the Company and its Subsidiaries taken as a whole, or (b) materially detract from the value of the property or assets of the Company or any Material Subsidiary, or the Company and its Subsidiaries taken as a whole;

          (f) any right of setoff or banker's lien arising (whether by law, contract or otherwise) in connection with ordinary course of business deposit arrangements maintained by the Company or its Subsidiaries with its banks or other financial institutions so long as any such bank or other financial institution (A) shall not at any time make loans or otherwise extend credit to the Company or any Subsidiary, (B) does not maintain accounts (for the deposit of cash or otherwise) for the benefit of the Company or any Subsidiary,
     (C) shall have waived in writing for the benefit of each holder of a Note such right of setoff or banker's lien or (D) holds no more than $1,000,000 of obligations owed to the Company or any Subsidiary and the total of all such obligations permitted solely by this clause (D) shall not exceed $3,000,000;

          (g) any Lien renewing, extending or refunding any outstanding obligations secured by a Lien described in clause
     (a), (b), (c), (d), (f), (h) and (i) of this Section 4.03, provided (A) with respect to Debt described in clause (a), such renewal, extension or refunding shall relate solely to Debt under the Bank Agreements, so long as all Persons then party to the Bank Agreements shall have executed and delivered the Intercreditor Agreement and the Intercreditor Agreement shall be in full force and effect so long as such Lien exists, (B) after giving effect to such renewal extension or refunding of the obligations described in clauses (b), (c), (d), (f), (h) and (i), such obligations shall remain subject to the conditions and provisions set forth in clauses (b), (c), (d), (f), (h) and (i), respectively, and (C) except for Debt under the Bank Agreements, the principal amount secured is not increased and such Lien is not extended to any other property of the Company or its Subsidiaries;

          (h) Liens securing judgments rendered against the Company or any of its Subsidiaries or arising in connection with any court proceedings, provided (i) such Liens are being contested in good faith by appropriate proceedings and (ii) no action has been taken by any Person to execute or otherwise collect on such Lien;

          (i) Liens securing Debt held by the Company in any Subsidiary or Debt held by any Subsidiary in any other
     Subsidiary; and

          (j) Liens securing Debt permitted by clause (ii) of the definition of Priority Debt, provided that after giving effect to such Liens, Consolidated Priority Debt shall not exceed 25% of Shareholders' Equity at any time.

     4.04. Loans, Advances and Investments. The Company will not, and will not permit any of its Subsidiaries to, make or permit to remain outstanding any Investments, except that the Company or any Subsidiary may:

          (a) make or own Investments in any Subsidiary or any Person which immediately after giving effect to such Investment will be a Subsidiary;

          (b) own, purchase or otherwise acquire notes or accounts receivable arising from transactions with customers, suppliers and employees in the ordinary course of business;

          (c) execute Guaranties of Debt of Subsidiaries, provided that after giving effect to any such Guaranty the Company will be in compliance with Sections 4.08(a), (b) and
     (e);

          (d) own, purchase or acquire (A) prime commercial paper of an issuer rated A-1 or P1 or better by Moody's or S&P or certificates of deposit in U.S. commercial banks (having capital and surplus in excess of $500,000,000), in each case due within one year from the date of purchase, or
     (B) obligations of the United States Government or any agency thereof for which the full faith and credit of the United States Government is pledged due within one year from the date of purchase, or (C) obligations guaranteed by the United States Government due within one year from the date of purchase; and

          (e)  make or permit to remain outstanding any other
     Investments which in the aggregate do not exceed at any time
     15% of Shareholders' Equity.

     4.05. Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to:

     (a)  pay or declare any dividend on any class of its Capital
Stock or make any other distribution on account of any class of its Capital Stock; or

     (b) redeem, purchase or otherwise acquire, directly or indirectly (through a Subsidiary or otherwise), any shares of its Capital Stock (all of the foregoing events set forth in subsections (a) and (b), whether made in cash or property, being herein called "Restricted Payments");

unless (A) the aggregate amount of all Restricted Payments made since September 30, 1995 would not exceed the sum of (1) $20,000,000, plus (2) 50% of cumulative Consolidated Net Income since September 30, 1995 (or minus 100% of cumulative
Consolidated Net Income since September 30, 1995 if such cumulative Consolidated Net Income for such period is a loss), plus (3) the aggregate net proceeds of the issuance or sale of the Company's Capital Stock after September 30, 1995 and (B) no Default or Event of Default shall have occurred and be continuing, and no Default or Event of Default would occur as a result of such Restricted Payment; provided, however, any Subsidiary may make Restricted Payments to the Company or any Material Subsidiary.
For purposes of this Section 4.05, the conversion of the Company's Convertible Subordinated Notes due 1999 shall not constitute an issuance of the Company's Capital Stock.

     4.06. Nature of Business. The Company will not, and will not permit any of its Subsidiaries to, engage in any business, if as a result, when taken as a whole, the general nature of the business then engaged in by the Company and its Subsidiaries would be substantially changed from the nature of the business of the Company and its Subsidiaries on January 3, 1996.

     4.07. Sale of Property. The Company will not, and will not permit any of its Subsidiaries to, Dispose of any property or assets (including, without limitation, Subsidiary Stock), except, so long as no Default or Event of Default shall exist:

     (a) the Company or any Subsidiary may Dispose of inventory in the ordinary course of business at Fair Market Value; provided, however, the Company and its Subsidiaries may Dispose of inventory at less than Fair Market Value, provided such Disposition is in the ordinary course of business of the Company and its Subsidiaries which shall be consistent with the practice of the industry of the Company and the Subsidiaries at the time of such Disposition; and

     (b) the Company or any Subsidiary may Dispose of any of its assets so long as, immediately after giving effect to such proposed Disposition:

          (i) the cumulative net book value of all assets so Disposed of by the Company and its Subsidiaries during any fiscal year does not exceed 15% of the net book value of the Consolidated Assets of the Company and its Subsidiaries determined after giving effect to any such Disposition;

          (ii) the consideration for such assets represents the Fair Market Value of such assets at the time of such Disposition; and

          (iii)  in the case of the Disposition of Subsidiary
     Stock, the following additional conditions shall apply:

               (A)  in connection with such Disposition of
     Subsidiary Stock, the entire Investment (whether represented by stock, Debt, claims or otherwise) of the Company and its other Subsidiaries in such Subsidiary is Disposed of to a Person other than (1) the Company, (2) another Subsidiary not being simultaneously Disposed of, or (3) an Affiliate, and

               (B)  the Subsidiary being Disposed of has no
     continuing Investment in any other Subsidiary of the Company not being simultaneously Disposed of or in the Company.

For purposes of this Section 4.07, "Disposition" means the sale, lease, transfer or other disposition of property, and "Disposed of" has a corresponding meaning to Disposition. The term "Disposition" shall not include an exchange of assets, provided that the assets involved in such exchange are similar in function in that after giving effect to such exchange there has not been
(A) a Material Adverse Effect, (B) any Material deterioration of cash flow generation, or (C) any deterioration in the overall quality of plant, property and equipment of the Company and its Subsidiaries taken as a whole. An "exchange" shall be deemed to have occurred if each of the transactions involved shall have been consummated within a six month period.

     4.08. Certain Financial Limits. The Company will not permit:

     (a)  Consolidated Senior Funded Debt to exceed 60% of Total
Capitalization at any time;

     (b) Total Funded Debt to exceed 65% of Total Capitalization at any time;

     (c) the ratio of Consolidated Income Available for Fixed Charges for the four fiscal quarters most recently ended to Consolidated Fixed Charges for such four fiscal quarter period to be less than 1.75 to 1.0 on the last day of any fiscal quarter;

     (d) Shareholders' Equity to be less than $100,000,000 at any time; and

     (e)  Consolidated Priority Debt to exceed 25% of
Shareholders' Equity at any time.

SECTION 5.  CONSENTS, WAIVERS AND AMENDMENTS.

     Any term, covenant, agreement or condition of the Agreement or the Notes may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more written instruments signed by the Required Holders; provided, however, that

     A.  no such amendment or waiver shall

          1. change the maturity of the principal of, or any installment of interest on, any of the Notes, or reduce the principal amount thereof or the interest or premium thereon, or subordinate or otherwise modify the terms of, or rights to, payment of the principal thereof or interest or premium thereon including, without limitation, change the time for any such payment, without the consent of the holder of each Note so affected, or

          2. change the percentage of holders of Notes required to approve any such amendment or effectuate any such waiver or give to any Note any preference over any other Note, without the consent of the holders of all Notes then outstanding;

     B. no such amendment or waiver shall modify or alter the provisions of Section 2.03 of the Notes or Section 6 of the Agreement without the consent of all holders of the Notes then outstanding; and

     C. no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.

     Any amendment or waiver pursuant to this Section 5 shall apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not a notation of such amendment or waiver shall have been made on such Notes. In the case of an amendment or waiver of the character described in Section 5A, the holder of this Note agrees to make a notation on this Note to indicate that such amendment or waiver has been effected. In the case of any other amendment or waiver, no notation need be made on the Notes at the time outstanding, but any Note executed and delivered thereafter may, at the option of the Company, bear a notation referring to any such amendment or waiver then in effect. For purposes of determining whether the holders of outstanding Notes of the requisite aggregate principal amount at any time have agreed or consented to any amendment or waiver pursuant to the provisions of this Section 5, any Notes owned by the Company, any Subsidiary or any Affiliate shall be disregarded and deemed not to be outstanding.

     The Company will not increase the rate of interest on any Note or grant any holder of any Note any benefit or payment for or in connection with any amendment or waiver in respect to the Agreement or the Notes, whether pursuant to this Section 5 or otherwise, unless such increase in interest or other benefit or payment is extended on the same terms ratably to all other holders of Notes at the time outstanding.

SECTION 6.  DEFINITIONS.

     For all purposes of this Note and the Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     "Agreement" means the Loan Agreement dated as of September 21, 1989 between The C. R. Gibson Company ("Gibson") and Metropolitan Life Insurance Company ("MetLife") pursuant to which the Notes were originally issued, as amended from time to time, including by the Assumption Agreement, and as assumed by the Company pursuant to the Assumption Agreement.

     "Assets" means, at any time, assets of any Person as determined in accordance with GAAP.

     "Assumption Agreement" means the Assumption and Amendment
Agreement, dated as of May 30, 1996, among Gibson, the Company and MetLife, pursuant to which the Agreement, the Notes, the 1994
Agreement and the 8.31% Notes were amended and Gibson's obligations thereunder were assumed by the Company.

     "Bank Agreements" means (i) the Amended and Restated Credit Agreement, dated December 13, 1995, among the Company, the Lenders listed therein, and SunTrust Bank, Nashville, N.A., as agent, and any refinancing thereof or substitution therefor, as it may be amended, modified or supplemented from time to time in accordance with its terms, (ii) the Amended and Restated Revolving Credit Promissory Note dated as of December 13, 1995 (effective as of July 25, 1995) given by the Company to SunTrust Bank, Nashville, N.A. in the original principal amount of $10,000,000, and any refinancing thereof or substitution therefor, as it may be amended, modified or supplemented from time to time in accordance with its terms, and the Amended and Restated Letter Agreement dated as of December 13, 1995 from SunTrust Bank, Nashville, N.A., to the Company delivered in connection therewith, as it may be amended, modified or supplemented from time to time in accordance with its terms,
(iii) the SunTrust LOC Facility (as defined in the Intercreditor Agreement) and (iv) the NCB LOC Facility (as defined in the Intercreditor Agreement).

     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

     "Capital Stock" means, with respect to any Person, the outstanding capital stock (or any options or warrants to purchase capital stock or other securities exchangeable for or convertible into capital stock) of such Person.

     "Capitalized Lease" means, at any time, and with respect to any Person, a lease which the lessee is required to capitalize on the balance sheet of such lessee in accordance with GAAP.

     "Capitalized Lease Obligations" means the amount at which the aggregate rentals due and to become due under all Capitalized
Leases under which the Company or any Subsidiary is the lessee, would be required to be reflected as a liability on its consolidated balance sheet.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Company" means Thomas Nelson, Inc., a Tennessee corporation, and, subject to Section 4.02, its successors and assigns.

     "Computing Holder" means, as of the date of prepayment pursuant to Section 6 of the Agreement or Section 2.02 hereof or the date of acceleration pursuant to Section 7.02 hereof, as the case may be, the holder of Notes with an aggregate principal amount outstanding higher than that of Notes held by any other holder of the Notes.

     "Consolidated" means the consolidation of accounts of the Company and its Subsidiaries determined in accordance with GAAP giving effect to the elimination of any intercompany items and any minority interests in Subsidiaries.

     "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period (taken as a single accounting period) determined in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any gains or losses, together with any related provision for taxes, realized upon any sale of assets other than in the ordinary course of business, and (ii) any income or loss of any Person accrued prior to the date such Person becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any Subsidiary or all or substantially all of such Person's assets are acquired by the Company or any Subsidiary.

     "Current Debt" means, with respect to any Person, all Debt of such Person which by its terms matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the obligor in respect thereto to a date one year or more from the date of creation thereof, provided that (i) Debt outstanding under an agreement which obligates the lender or lenders to extend credit over a period of one year or more and (ii) Current Maturities of Funded Debt shall constitute Funded Debt and not Current Debt.

     "Current Maturities of Funded Debt" means the portion of Funded Debt outstanding which by its terms is due on demand or within one year from the date of determination and is not directly or indirectly renewable, extendible or refundable at the option of the obligor to a date one year or more from such time.

     "Debt" with respect to any Person means, at any time, without duplication,

     (a) its liabilities for borrowed money;

     (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

     (c) its Capitalized Lease Obligations;

     (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);
and

     (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Disposition" is defined in Section 4.07.

     "Environmental Laws" means any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

     "Event of Default" is defined in Section 7.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, at any time, the sale value of property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

     "Fixed Charges" means, for any period, the sum of (i)
Interest Expense and (ii) Operating Rents for such period.

     "Funded Debt" means, with respect to any Person, all Debt of such Person which by its terms matures, or which is otherwise payable or unpaid, one year or more from the date of creation thereof, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more from the date of creation thereof, provided that Funded Debt shall also include, as at any time of determination, Current Maturities of Funded Debt and the minimum daily average level of Current Debt outstanding for any sixty day period during the twelve month period immediately preceding such time of determination.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, consistently applied.

     "Gibson" means The C. R. Gibson Company, a Delaware corporation and a Wholly-Owned Subsidiary.

     "Governmental Authority" means

     (a)  the government of

          (i) the United States of America or any State or other political subdivision thereof, or

          (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

     (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guarantor" means each Subsidiary which is a party to the Guaranty Agreement, and any other Subsidiary which executes a Guaranty pursuant to Section 3.08 or Section 3.09.

     "Guarantee" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (i) to purchase such indebtedness or obligation or any property constituting security therefor;

          (ii) to advance or supply funds (a) for the purchase or payment of such indebtedness or obligation, or to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (iii) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (iv)  otherwise to assure the owner of such
     indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Guaranty Agreement" means the Guaranty Agreement, dated as of January 3, 1996, made by the Guarantors in favor of MetLife with respect to the Company's obligations under the 1996 Notes and the 1996 Agreement, as such Guaranty Agreement may be amended or supplemented from time to time including by Amendment and Supplement No. 1 thereto, dated as of May 30, 1996, in the form of Exhibit B to the Assumption Agreement, to include as Obligations (as defined in the Guaranty Agreement) thereunder the Company's obligations under the Agreement, the Notes, the 1994 Agreement and the 8.31% Notes. The term "Guaranty Agreement" shall also include any other Guaranty executed by a Subsidiary from time to time pursuant to Section 3.08 or Section 3.09.

     "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     "Income Available For Fixed Charges" means, for any period, the sum of (i) Consolidated Net Income, (ii) taxes, (iii)
Interest Expense, (iv) Operating Rents, and (v) amortization charges, of the Company and its Subsidiaries for such period, all as determined in accordance with GAAP.

     "Indebtedness" with respect to any Person means, at any time, without duplication,

     (a)  its liabilities for borrowed money;

     (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

     (c)  its Capitalized Lease Obligations;

     (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

     (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

     (f)  Swaps of such Person; and

     (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "Institutional Investor" means (a) MetLife, as the original purchaser of all of the Notes and the holder thereof on May 30, 1996, (b) any holder of a Note holding more than 10% of the aggregate principal amount of the Notes then outstanding, and (c) any other holder of a Note which is a bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "Intercreditor Agreement" means the Intercreditor Agreement, dated as of January 3, 1996, among The Prudential Insurance Company of America, MetLife, SunTrust Bank, Nashville, N.A., First American National Bank, National City Bank, Kentucky, Nationsbank of Texas, N.A. and Creditanstalt-Bankverein, as it may be amended, restated, modified or supplemented from time to time in accordance with its terms, including by Amendment and Supplement No. 1 thereto, dated as of May 30, 1996, in the form of Exhibit D to the Assumption Agreement, to more fully include therein the Company's obligations under the Agreement, the Notes, the 1994 Agreement and the 8.31% Notes and MetLife as the holder of all of said Notes and a party to each of said Agreements.

     "Interest Expense" means, for any period, all interest expense in respect of Debt (including imputed interest in respect of Capitalized Lease Obligations) of the Company and its Subsidiaries for such period as determined in accordance with GAAP.

     "Investment" shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any other Person, or any direct or indirect purchase or other acquisition or beneficial ownership by such Person of, or of a beneficial interest in, Capital Stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise), or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any Capitalized Lease, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation, including any rights of setoff (whether by statute, common law, contract or otherwise).

     "Make-Whole Premium" means the excess, if any, of (i) the sum of the respective Payment Values of each prospective interest payment, prospective mandatory prepayment and the principal payment at maturity in respect of the principal amount of the Notes to be prepaid pursuant to Section 2.02 or Section 6 of the Agreement or to be accelerated pursuant to Section 7.02, as the case may be (the amount of each such payment being herein referred to as a "Payment") over (ii) the principal amount of the Notes to be so prepaid or accelerated. The Payment Value of each Payment shall be determined by discounting such Payment at the Reinvestment Rate, for the period from the scheduled date of such Payment to the applicable date of prepayment or acceleration, as the case may be. The Reinvestment Rate is (i) 50 basis points plus (ii) the yield to maturity implied by (A) the yields reported, at the Calculation Time, by the Telerate Access Service on Page 678 (or such other display as may replace Page 678 on Telerate Access Service) for United States Treasury securities having a maturity equal to the Weighted Average Life to Final Maturity (rounded to the nearest month) of the Notes so to be prepaid or accelerated, or (B) if such yields are not reported at the Calculation Time or the yields reported at the Calculation Time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been reported at the Calculation Time, in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively traded United States Treasury securities having a constant maturity equal to such Weighted Average Life to Final Maturity. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than such rounded Weighted Average Life to Final Maturity and (2) the actively traded U.S. Treasury security with the duration closest to and less than such rounded Weighted Average Life to Final Maturity. The "Calculation Time" for determining the yields of such United States Treasury securities shall be 10 a.m. (New York City time) on the second Business Day prior to the prepayment date pursuant to Section 2.02 or Section 6 of the Agreement or prior to the date of acceleration pursuant to
Section 7.02, as the case may be.

     "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on
(a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under the Agreement and the Notes, or (c) the validity or enforceability against the Company of the Agreement, or the Notes, or (d) the ability of the Company and its Subsidiaries (taken as a whole) to perform their respective obligations under the Pledge Agreements or the Guaranty Agreement.

     "Material Subsidiary" means a Subsidiary having (i) Assets with an aggregate book value in excess of $5,000,000 at the time of determination or (ii) Revenues in excess of 5% of Consolidated Revenues for the fiscal year most recently ended prior to the time of determination.

     "MetLife" means Metropolitan Life Insurance Company, a New
York corporation, the original purchaser of all of the Notes, the 8.31% Notes and the 1996 Notes and which holds the entire principal amount of each thereof on May 30, 1996.

     "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "1994 Agreement" means the Loan Agreement dated as of June 23, 1994 between Gibson and MetLife entered into in connection with the original issuance of the 8.31% Notes, as amended from time to time, including by the Assumption Agreement, and as assumed by the Company pursuant to the Assumption Agreement.

"8.31% Notes" means the 8.31% Senior Notes due June 23, 2004 originally issued by Gibson pursuant to the 1994 Agreement, as amended from time to time, including by the Assumption Agreement, and as assumed by the Company pursuant to the Assumption
Agreement.

     "1996 Agreement" means the Note Purchase Agreement, dated as of January 3, 1996, among the Company, MetLife and another institutional investor, pursuant to or in connection with which, inter alia, (i) MetLife acquired the 1996 Notes, (ii) the Pledge Agreements, the Guaranty Agreement and the Intercreditor Agreement were entered into, and (iii) the assumption of the Notes and the 8.31% Notes by the Company and the amendment thereof pursuant to the Assumption Agreement was contemplated.

     "1996 Notes" means the Company's 6.68% Series B Senior Notes due December 31, 2005 issued to MetLife in the aggregate principal amount of $15,000,000 pursuant to the 1996 Agreement.

     "Notes" means the Notes as amended from time to time, including by the Assumption Agreement, and as assumed by the Company pursuant to the Assumption Agreement.

     "Officer's Certificate" means a certificate of a Senior
Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     "Operating Rents" means, for any period, noncapitalized lease obligations of the Company and its Subsidiaries for such period but shall exclude all leases related to vehicles, computer and office equipment.

     "Overdue Interest Rate" means the greater (determined on a daily basis) of 10.50% per annum or the rate per annum which The
Chase Manhattan Bank, N.A. announces publicly from time to time as its corporate base rate of interest.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "Pledge Agreements" means (i) the Amended and Restated
Pledge Agreement, dated as January 3, 1996, among the Company, as pledgor, SunTrust Bank, Nashville, N.A., National City Bank, Kentucky, First American National Bank, Nationsbank of Texas,
N.A., Creditanstalt - Bankverein, MetLife and The Prudential Insurance Company of America, as pledgees, and SunTrust Bank, Nashville, N.A., as agent, pursuant to which the Company has, among other things, pledged to the pledgees a security interest in the outstanding common stock of Word, Incorporated owned by the Company, (ii) the Amended and Restated Pledge Agreement, dated as of January 3, 1996, among the Company, as pledgor, SunTrust Bank, Nashville, N.A., National City Bank, Kentucky,
First American National Bank, Nationsbank of Texas, N.A., Creditanstalt - Bankverein, MetLife and The Prudential Insurance Company of America, as pledgees, and SunTrust Bank, Nashville,
N.A., as agent, pursuant to which the Company has, among other things, pledged to the pledgees a security interest in the outstanding common stock of Gibson owned by the Company and
(iii) any other pledge agreement or other similar security agreement executed by the Company or any Subsidiary pursuant to Sections 3.07, 3.08 or 3.09, as any such agreement may be amended, restated, modified, or supplemented from time to time in accordance with its terms, including by Amendment and Supplement No. 1 thereto, dated as of May 30, 1996, in the form of Exhibits C-1 and C-2, respectively, to the Assumption Agreement, to include as Secured Obligations (as defined in the Pledge Agreements) thereunder the Company's obligations under the Notes, the 8.31% Notes, the Agreement and the 1994 Agreement and MetLife as obligee of such obligations as pledgee thereunder.

     "Preferred Stock" means any class of Capital Stock of a corporation that is preferred over any other class of Capital Stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

     "Priority Debt" means with respect any Person, at any time, without duplication, the sum of

          (i) Debt of each Subsidiary (other than Debt held by the Company or another Subsidiary);

          (ii) Debt secured by any Lien other than a Lien described in clauses (a) through (i) of Section 4.03;

          (iii) all Preferred Stock of Subsidiaries owned by a Person other than the Company or a Subsidiary; and

          (iv) any obligation or liability arising in connection with a Receivables Financing.

     "Receivables Financing" means a transaction pursuant to which funds are advanced to the Company and/or any of its Subsidiaries in exchange for which the Company and/or any of its Subsidiaries shall pledge, sell or otherwise transfer any or all of its notes or accounts receivable to secure, in whole or in part, the repayment of such funds.

     "Required Holders" means, at any time, the holders of at least 66 2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

     "Responsible Officer" means the chief executive officer, any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of the Agreement or the Notes.

     "Restricted Payment" is defined in Section 4.05.

     "Revenues" means, at any time, and with respect to any Person, revenues as determined in accordance with GAAP.

      "S&P" means Standard & Poor's Rating Group or any successor thereto.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

     "Senior Funded Debt" means (i) all Funded Debt of the
Company other than Subordinated Funded Debt, and (ii) all Funded
Debt of the Subsidiaries.

     "Shareholders' Equity" means shareholders' equity of the Company and its Subsidiaries on a consolidated basis as set forth in the Company's consolidated balance sheet prepared in accordance with GAAP.

     "Subordinated Funded Debt" means all Funded Debt of the Company which is expressly subordinate to other Funded Debt of the Company on terms and conditions approved by the Required Holders, which approval (or disapproval) shall be given within ten (10) Business Days of receipt by the holders of the Notes of the subordination terms of such Funded Debt. The Company's Convertible Subordinated Notes due 1999 shall constitute Subordinated Funded Debt.

     "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "Subsidiary Stock" means the outstanding Capital Stock of any Subsidiary. For purposes of Section 4.07, the book value of Subsidiary Stock that is sold or otherwise disposed of shall be equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding Capital Stock of such Subsidiary (assuming, in making such calculations, that all securities convertible into such Capital Stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion).

     "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "Total Capitalization" means the sum of (i) Total Funded
Debt and (ii) Shareholders' Equity.

     "Total Funded Debt" means the sum of (i) Consolidated Senior
Funded Debt and (ii) Consolidated Subordinated Funded Debt.

     "Weighted Average Life to Final Maturity" of the Notes as of the time of determination thereof means the number of years (rounded to the nearest one-twelfth) obtained by dividing the then Remaining Dollar-Years of the Notes by the then outstanding principal amount of the Notes. For the purposes of this definition, "Remaining Dollar-Years" means the sum of the amounts obtained by multiplying the amount of each then remaining mandatory prepayment, and repayment at final maturity, by the number of years (calculated to the nearest one-twelfth) which will elapse between the time of such determination and the date of such prepayment or repayment.

     "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

     All accounting terms used herein or in the Agreement and not expressly defined in this Note shall have the meanings respectively given to them in accordance with GAAP from time to time in effect.

SECTION 7.  DEFAULTS AND REMEDIES.

     7.0l.  Events of Default.

     An "Event of Default" shall exist if one or more of the following events shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          A. default in the payment of any interest upon any Note when such interest becomes due and payable and continuance of such default for a period of 5 Business Days;
     or

          B. default in the payment of principal of (or premium, if any, on) any Note for more than three Business Days after the same becomes due and payable, whether at maturity or at a date fixed for prepayment (including, without limitation, a prepayment as provided in Section 2.01, Section 2.02 or
     Section 2.03), or by acceleration or otherwise; or

          C. default in the performance or observance of any covenant, agreement or condition contained in Sections 4.01, 4.02, 4.03, 4.05, 4.06, 4.07 or 4.08; or

          D. default in the performance or observance of any other covenant, agreement or condition contained in this Note or in the Agreement and continuance of any such other default for a period of 45 days after the earlier of (i) written notice thereof, specifying such other default and requiring it to be remedied, shall have been given to the Company by the holder of any Note (any such notice to be identified as a "notice of default" and to refer specifically to this paragraph D of this Section 7.01), and
     (ii) a Responsible Officer obtaining actual knowledge of any such default; or

          E. any representation or warranty made in writing by or on behalf of the Company or Gibson or by any officer of the Company or Gibson in the Assumption Agreement or in any writing furnished in connection with the transactions contemplated thereby proves to have been false or incorrect in any material respect on the date as of which made; or

          F. (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

          G. the Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          H. a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be stayed or dismissed within 60 days; or

          I. a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 (exclusive of any insurance coverage for which the insurance company issuing such coverage shall have acknowledged in writing liability with respect thereto) shall be rendered against one or more of the Company and its Subsidiaries and (A) action shall be taken by a Person within 90 days after entry thereof to collect on such judgment or to secure such judgment with any property or assets of the Company or its Subsidiaries or (B) such judgments shall not, within 90 days after entry thereof, be bonded, discharged or stayed pending appeal, or shall not be discharged within 9O days after the expiration of such stay; or

          J. if (i) any Plan shall fail to satisfy the minimum funding standards of ERlSA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000,
     (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans,
     (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary shall establish or amend any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

          K. any Guarantor shall disavow the validity or enforceability of or attempt to terminate the Guaranty Agreement; or the Guaranty Agreement shall cease to be in full force and effect in whole or in part for any reason whatsoever (other than pursuant to Section 8(a) of the Intercreditor Agreement); or

          L. the security interests granted pursuant to any Pledge Agreement shall fail at any time to constitute a first priority security interest in or assignment of the collateral described in such Pledge Agreement (other than pursuant to Section 8(a) of the Intercreditor Agreement); or any Pledge Agreement shall cease to be in full force and effect in whole or in part for any reason whatsoever (other than pursuant to Section 8(a) of the Intercreditor Agreement); or the Company shall disavow the validity or enforceability of or attempt to terminate any or all of the Pledge Agreements.

     As used in Section 7.01J, the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERlSA.

     7.02.  Remedies, Etc.

     A.   Acceleration.

          (i) If an Event of Default with respect to the Company or any Material Subsidiary described in paragraph G or H of
     Section 7.01 (other than an Event of Default described in clause (i) of paragraph G) or described in clause (vi) of paragraph G by virtue of the fact that such clause encompasses clause (i) of paragraph G) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (ii) If any other Event of Default has occurred and is continuing (including, without limitation, an Event of Default described in paragraph H respect to a Subsidiary which is not a Material Subsidiary), any holder or holders of 51% or more in principal amount of the Notes at the time outstanding may at any time, at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

          (iii) If any Event of Default described in paragraph A or B of Section 7.01 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

     Upon any Notes becoming due and payable under this Section 7.02, whether automatically or by declaration, such Notes will forthwith mature and the unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Premium determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Premium by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     The Computing Holder shall give prompt written notice to the Company and all other holders of the Notes, whose names and addresses shall have been supplied to the Computing Holder by the Company, of the amount of the Make-Whole Premium, if any, with respect to any Notes accelerated, computed as of the second Business Day prior to the date of acceleration, which notice shall set forth in reasonable detail the computation thereof.
The Make-Whole Premium, if any, set forth in such notice shall be binding on the Company and the other holders of the Notes absent manifest error.

     B.   Other Remedies.   If any Default or Event of Default has
occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 7.02A, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether to enforce the payment of such Note, or for the specific performance of any agreement contained in the Agreement or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. The Company agrees that its obligations under Section 6 of the Agreement are of the essence of the Agreement, and upon application to any court of equity having jurisdiction in the premises, any holder of the Notes shall be entitled to a decree against the Company requiring specific performance of such obligations. If any holder of a Note shall demand payment thereof or take any other action in respect of an Event of Default, the Company will forthwith give written notice, as provided in Section 8.01, to the other holders of Notes specifying such action and the nature and status of the Event of Default.

     C.   Rescission.   At any time after any Notes have been
declared due and payable pursuant to clause (ii) or (iii) of
Section 7.02A, the holders of not less than 66 2/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Premium, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Premium, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Overdue Interest Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 5, and (c) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or the Agreement. No rescission and annulment under this Section 7.02C will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     D. No Waivers or Election of Remedies; Expenses, etc. No course of dealing and no delay on the part of any holder of a
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by any Note or by the Agreement upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 7.1 of the Agreement, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 7.02, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 8.  MISCELLANEOUS.

     8.01.  Notices.

     All notices to be given to any holder of this Note shall be in writing and delivered by a recognized overnight delivery service, or mailed (by registered or certified mail, return receipt requested) or sent by facsimile transmission followed by a confirmation copy sent on the same day by a recognized overnight delivery service, to such holder at its address designated on the date of such notice on the register or other record maintained by the Company. Any such notice so given shall be effective upon receipt, including receipt of a facsimile transmission.

     8.02.  Covenants Bind Successors and Assigns.

     All covenants and agreements in this Note by the Company shall bind its successors and assigns, whether so expressed or not.

     8.03.  Governing Law.

     This Note shall be construed in accordance with and governed by the internal laws of the State of New York.

     8.04.  Headings.

     The Section headings herein are for convenience only and shall not affect the construction hereof.


IN WITNESS WHEREOF, THOMAS NELSON, INC. has caused this Note to be signed in its corporate name by one of its officers thereunto duly authorized, and to be dated as of the day and year first above written.

                                THOMAS NELSON, INC.




                                By  /s/ Joe L. Powers
                                  _______________________
                                      Joe L. Powers
                                      Executive Vice President and
                                      Chief Financial Officer

                      EXHIBIT A-2


     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION SET FORTH IN SECTION 4(2) THEREOF. THIS NOTE MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL REGULARLY EMPLOYED BY THE HOLDER OF THIS NOTE) REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED, EXCEPT THAT NO SUCH OPINION SHALL BE REQUIRED IN ORDER TO EFFECTUATE A TRANSFER IN ACCORDANCE WITH THE PROVISIONS OF RULE 144 OR RULE 144A PROMULGATED UNDER THE ACT OR ANY SIMILAR SUCCESSOR RULE OR RULES THERETO.


                      THOMAS NELSON, INC.

              8.31% Senior Note Due June 23, 2004


No. R-1                                       New York, New York
$5,000,000                                          May 30, 1996

     THOMAS NELSON, INC., a corporation duly organized and existing under the laws of the State of Tennessee (hereinafter called the "Company"), for value received, hereby promises to pay to Metropolitan Life Insurance Company, or registered assigns, on June 23, 2004 the principal amount of Five Million Dollars
(or so much thereof as shall not have been prepaid) in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at the Metropolitan Branch of The Chase Manhattan Bank, N.A., in the Borough of Manhattan, The City of New York, State of New York, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) at said office, in like coin or currency, on the unpaid portion of said principal amount from the date hereof, semi-annually on the twenty-third day of June and December in each year, commencing on the first such day after the date hereof, at the rate of 8.31% per annum until such unpaid portion of such principal amount shall have become due and payable and at the Overdue Interest Rate thereafter and, so far as may be lawful, on any overdue installment of interest at the Overdue Interest Rate.

SECTION 1.  THE NOTES; TRANSFERS, EXCHANGE, ETC.

     1.01.  The Notes.

     This Note is one of an authorized issue of senior promissory notes (hereinafter called the "Notes", as more fully defined in Section 6) made by the Company in an aggregate principal amount of $5,000,000, maturing on June 23, 2004, bearing interest payable at the same rate and on the same dates as the interest on the principal amount of this Note and originally issued pursuant to the Agreement.

     1.02.  Registration, Transfer or Exchange of Notes.

     The Notes are issuable only as registered Notes. The Company will keep at its office or agency maintained as provided in
Section 3.02 a register in which the Company shall provide for the registration and registration of transfer of the Notes.

     The holder of this Note may, at its option and either in person or by duly authorized attorney, surrender the same at said office or agency for registration of transfer or exchange, accompanied if surrendered for transfer by a written instrument of transfer duly executed by such holder or attorney. In case such holder shall so request a transfer or exchange of this Note, the Company shall, at the expense of such holder, deliver to or upon such holder's order one or more Notes in the same aggregate unpaid principal amount as this Note, each dated as of the date of, or, if later, the date to which interest has been paid on, this Note, in the principal amount of $1,000,000 or a multiple of $1,000 in excess thereof, as requested by such holder (provided that if such aggregate unpaid principal amount is less than $500,000, the Company will deliver one Note in exchange for this Note), and registered in such name or names as shall be specified by such holder. Every Note so made and delivered upon transfer or in exchange for this Note shall be in the form of Exhibit A-2 to the Assumption Agreement.

     Prior to due presentation for registration of transfer of this Note, the Company may deem and treat the registered holder hereof as the absolute owner of this Note for the purpose of receiving payment of or on account of the principal of and premium, if any, and interest on this Note, and for the purpose of any notice, waiver or consent hereunder, and payment of this Note shall be made only to or upon the order in writing of such holder.

     l.03.  Loss, Theft, Destruction or Mutilation of Notes.

     Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft or destruction, upon receipt of a bond of indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new Note of like tenor and unpaid principal amount and dated the date of, or, if later, the date to which interest has been paid on, the lost, stolen, destroyed or mutilated Note. In the case of a holder of the Notes which is an institutional investor having combined capital, surplus and undivided profits of at least $200,000,000, its own unsecured agreement of indemnity shall be deemed satisfactory to the Company.

SECTION 2.  PREPAYMENT OF NOTES.

     2.0l.  Mandatory Prepayments.

     The Company covenants and agrees that it will prepay $714,285.71 of the then unpaid principal amount of the Notes on June 23 in each of the years 1998 through 2003, inclusive. All such prepayments pursuant to this Section 2.01 shall be applied on the respective payment dates thereof toward the prepayment of the principal amount of the Notes so to be prepaid, in each case together with interest accrued thereon to such prepayment date, but without premium, and otherwise as provided in Section 2.05. Upon prepayment pursuant to Section 6 of the Agreement of the Notes held by some but not all holders, the principal amount of each mandatory prepayment of Notes becoming due under this
Section 2.01 on or after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment.

     2.02.  Optional Prepayments.

     Upon notice given as provided in Section 2.04 and otherwise as provided in Section 2.05, the Company may, at its option, prepay the Notes in whole at any time, or in part, but not less than an amount equal to $1,000,000 (provided that in the event the unpaid principal amount of the Notes outstanding shall be less than $1,000,000, then in amount equal to the full amount of such unpaid principal amount) from time to time, together with accrued interest on the principal amount so prepaid to the prepayment date and a premium equal to the Make-Whole Premium.

     No prepayment of less than all of the outstanding Notes pursuant to this Section 2.02 shall be credited to or relieve the Company to any extent from its obligation to make any prepayment of the Notes required by Section 2.01.

     2.03.  Prepayment Upon Change of Control.

     Upon the request of any holder of a Note as provided in
Section 6 of the Agreement, the Company shall prepay the Notes then held by such holder in accordance with the provisions of such
Section 6.

     2.04.  Notice of Prepayment and Other Notices.

     The Company shall give written notice of optional prepayment of this Note or any portion hereof pursuant to Section 2.02 not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for such prepayment in such notice, which notice of prepayment shall specify the amount so to be prepaid, together with the premium, if any, to be paid thereon and the date fixed for such prepayment. Such notice of prepayment and all other notices to be given to any holder of this Note shall be given in the manner specified in Section 8.01 to the Person in whose name this Note is registered at its address designated on the register maintained by the Company on the date such notice of prepayment or other notice is given. Upon notice of prepayment being given as aforesaid, the Company covenants and agrees that the Company will prepay, on the date therein fixed for prepayment, this Note or the portion hereof, as the case may be, so called for prepayment, at the principal amount thereof so called for prepayment together with interest accrued thereon to the date fixed for such prepayment, plus the applicable premium, if any.

     The notice to the Computing Holder shall also set forth the respective names and addresses of, and principal amounts of the Notes held by, the other holders. The Computing Holder shall give written notice to the Company and the other holders, on the second Business Day prior to the date fixed for prepayment in such notice, of the amount of the Make-Whole Premium calculated hereunder, which Computing Holder's notice shall set forth in reasonable detail the computation thereof. Such Make-Whole Premium set forth in such notice shall be binding on the Company and the other holders absent manifest error.

     2.05.  Allocation of Prepayments.

     In the event of any prepayment of less than all of the outstanding Notes (other than any prepayment pursuant to Section 6 of the Agreement) the Company will allocate the principal amount so to be prepaid (but only in units of $1,000) among the registered holders of Notes in proportion, as nearly as may be, to the respective principal amounts of such Notes not theretofore called for prepayment, of which they shall be registered holders.

     2.06.  Interest After Date Fixed for Prepayment.

     This Note or any portion hereof to be prepaid shall cease to bear interest on and after the date fixed for such prepayment unless, upon presentation for the purpose, the Company shall fail to pay this Note or such portion, as the case may be, on the date fixed for such prepayment, in which event this Note or such portion, as the case may be, shall bear interest at the Overdue Interest Rate from and after such date until paid and, so far as may be lawful, any overdue installment of interest shall bear interest at said rate.

     2.07.  Surrender of Notes; Notation Thereon.

     Upon any prepayment of a portion of the principal amount of this Note, the registered holder hereof, at its option, may require the Company to execute and deliver at the expense of such holder, upon surrender of this Note, a new Note registered in the name of such Person or Persons as may be designated by such holder for the principal amount of this Note then remaining unpaid, dated as of the date to which interest has been paid on the principal amount of this Note then remaining unpaid, or may present this Note to the Company for notation hereon of the payment of the portion of the principal amount of this Note so prepaid. Every new Note made and delivered pursuant to the provisions of this
Section 2.07 shall in all other respects be in the same form and have the same terms as this Note. The Company may, as a condition of payment of all or any of the principal of, premium, if any, and interest on, this Note, require the holder to present this Note for notation of such payment and, if this Note be paid in full, require the surrender hereof.

SECTION 3.  AFFIRMATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     3.0l. Payment of Notes. The Company will punctually pay or cause to be paid the principal and interest (and premium, if any) to become due in respect of the Notes according to the terms thereof.

     3.02. Maintenance of Company Office. The Company will maintain an office or agency at 501 Nelson Place, Nashville, Tennessee 37214 (or such other place in the United States of America as the Company may designate in writing to the holder hereof), where notices, presentations and demands to or upon the Company in respect of the Notes may be given or made.

     3.03. Keeping of Books. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in accordance with GAAP.

     3.04. Payment of Taxes and Claims; Preservation of Corporate Existence, etc.; Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to,

          A. file all tax returns required to be filed in any jurisdiction and pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments and governmental charges or levies imposed upon it, its income, franchises or profits or its property before the same shall become in default, as well as all lawful claims and liabilities of any kind (including claims and liabilities for labor, materials and supplies) which, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or any such Subsidiary shall have set aside on its books adequate reserves therefor in accordance with GAAP, or (ii) the nonpayment thereof in the aggregate could not reasonably be expected to have a Material Adverse Effect;

          B. subject to Section 4.02, do all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory), permits, licenses and franchises, unless in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence of a Subsidiary or such right, permit, license or franchise could not, individually or in the aggregate, have a Material Adverse Effect; and

          C. maintain and keep all its properties used or useful in the conduct of its business in good condition, repair and working order (other than ordinary wear and tear) so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 3.04C shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the judgment of the Company, desirable in the conduct of the Company's or such Subsidiary's business and the Company has concluded that such discontinuance could not, individually or in the aggregate, have a Material Adverse Effect.

     3.05. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, coinsurance and self-insurance, if adequate reserves are maintained with respect thereto) as is consistent with sound business practices customary in the case of entities of similar size engaged in the same or a similar business and similarly situated.

     3.06. Compliance with Laws, etc. The Company will, and will cause each of its Subsidiaries to, comply with all present and future applicable laws, rules, regulations, orders and requirements (including, without limitation, all applicable Environmental Laws) of every duly constituted governmental or quasi-governmental authority or agency applicable to the Company and its Subsidiaries or any of their respective properties, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, rules, regulations, orders and requirements or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     3.07. Covenant to Secure Notes Equally. The Company will, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 4.03 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section 5) make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other
Indebtedness shall be so secured.

     3.08. Guaranteed Obligations. The Company will if, at any time, any of its Subsidiaries executes a Guaranty of or collateralizes in any other manner any obligation of the Company under the Bank Agreements, simultaneously cause such Subsidiary or Subsidiaries, as the case may be, to execute and deliver to each holder of a Note a similar Guaranty in form and substance reasonably satisfactory to such holder with respect to payment of the principal amount of the Notes and any premium and interest thereon, which bears the same ratio to the total unpaid principal amount of the Notes as the amount of such other obligation which is subject to a Guaranty bears to the total unpaid principal amount of such other obligation, or if such other obligation is collateralized, to collateralize the Notes equally and ratably with the obligations of the Company under the Bank Agreements.

     3.09. Parity With Bank Agreements. The Company will, and will cause each of its Subsidiaries to, execute all such documents and take such other actions as the Required Holders may reasonably request in order to assure that at all times the Notes shall rank pari passu in right of payment with the obligations of the Company under the Bank Agreements, including, without limitation, the waiver of set-off rights or the execution of a set-off and collateral sharing agreement in favor of the holders of the Notes.

     3.10. Information Required by Rule 144A. The Company will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this Section 3.10, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

     3.ll. No Integration. The Company will take all necessary steps so that its assumption of the Notes and issuance of new Notes pursuant to the Assumption Agreement will not require registration under the Securities Act. The Company will not make any future offer and sale of debt securities of the Company of any class if, as a result of the doctrine of "integration", there is a reasonable possibility that such offer and sale would result in the loss of the entitlement of its assumption of the Notes and its issuance of new Notes to an exemption from the registration requirements of the Securities Act.

SECTION 4.  NEGATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     4.01. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate; provided, however, this Section 4.01 shall not apply to any individual transaction which does not exceed $250,000 or any series of related transactions which in the aggregate do not exceed $250,000.

     4.02. Merger, Consolidation, etc. The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except that:

          (i) any Subsidiary may merge or consolidate with the Company or a Material Subsidiary that is a Wholly-Owned Subsidiary, provided immediately after such merger or consolidation, no Default or Event of Default shall have occurred or exist and, in the case of any transaction involving the Company, the surviving corporation or the continuing corporation (if not the Company) shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and such corporation (if not the Company) (A) shall have executed and delivered to each holder of a Note its assumption of the due and punctual performance and observance of each covenant and condition of the Agreement and the Notes, (B) shall have executed and delivered, or caused to be executed and delivered, to each holder of a Note a reaffirmation of the Pledge Agreements and the Guaranty Agreement by each party thereto, and (C) shall have caused to be delivered to each holder of a Note
     (1) an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the holders of the Notes, to the effect that all agreements or instruments effecting such assumption and reaffirmation are enforceable in accordance with their terms and comply with the terms hereof which opinion shall be reasonably satisfactory to the holders of the Notes in all respects and
     (2) such other agreements and instruments which any holder of a Note may reasonably request;

          (ii) the Company may merge or consolidate with any other corporation (including a Material Subsidiary that is a Wholly-Owned Subsidiary) if (A) the continuing or surviving corporation (if not the Company) shall be a solvent corporation existing under the laws of the United States or any State thereof (including the District of Columbia), and such corporation (1) shall have executed and delivered to each holder of a Note its assumption of the due and punctual performance and observance of each covenant and condition of the Agreement and the Notes, (2) shall have executed and delivered, or caused to be executed and delivered, to each holder of a Note a reaffirmation of the Pledge Agreements and the Guaranty Agreement by each party thereto, and (3) shall have caused to be delivered to each holder of a Note
     a) an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the holders of the Notes, to the effect that all agreements or instruments effecting such assumption and reaffirmation are enforceable in accordance with their terms and comply with the terms hereof which opinion shall be reasonably satisfactory to the holders of the Notes in all respects and
     b) such other agreements and instruments which any holder of a Note may reasonably request, and (B) immediately after such merger or consolidation, no Default or Event of Default shall have occurred or exist;

          (iii) any Subsidiary may convey, transfer or lease all or substantially all of its assets to the Company or a Material Subsidiary that is a Wholly-Owned Subsidiary, provided immediately after such transaction, no Default or Event of Default shall have occurred or exist; and

          (iv) the Company may convey, transfer or lease all or substantially all of its assets to any other corporation (including a Material Subsidiary that is a Wholly-Owned Subsidiary), provided (A) the acquiring corporation shall be a solvent corporation existing under the laws of the United States or any State thereof (including the District of Columbia), and such corporation (1) shall have executed and delivered to each holder of a Note its assumption of the due and punctual performance and observance of each covenant and condition of the Agreement and the Notes, (2) shall have executed and delivered, or caused to be executed and delivered, to each holder of a Note a reaffirmation of the Pledge Agreements and the Guaranty Agreement by each party thereto, and (3) shall have caused to be delivered to each holder of a Note a) an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption and reaffirmation are enforceable in accordance with their terms and comply with the terms hereof which opinion shall be reasonably satisfactory to the holders of the Notes in all respects and b) such other agreements and instruments which any holder of a Note may reasonably request, and (B) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred or exist.

     4.03. Liens. The Company will not, and will not permit any of its Subsidiaries to, create, assume, incur or suffer to exist any Lien upon any of its property or assets, whether owned on January 3, 1996 or thereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes pursuant to Section 3.07), except:

          (a)  Liens existing on January 3, 1996 and specified on
     Schedule 10.3 to the 1996 Agreement, provided in the case of Liens securing the Company's obligations under the Bank Agreements, all Persons party to the Bank Agreements shall have executed and delivered the Intercreditor Agreement and the Intercreditor Agreement shall be in full force and effect so long as such Liens exist;

          (b) Liens for taxes (including ad valorem and property taxes) and assessments (other than any Liens and assessments imposed under ERISA) or governmental charges or levies which are not yet due (and not then delinquent) or which are being actively contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

          (c) landlord liens and statutory liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law, created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained, and, in any case (i) were not incurred in connection with the borrowing of money, and (ii) do not, individually or in the aggregate, materially detract from the value of the property or assets of the Company or any Material Subsidiary, or the Company and its Subsidiaries taken as a whole;

          (d) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases (other than Capitalized Leases), government contracts, performance and return of money bonds and similar obligations which (i) were not incurred in connection with the borrowing of money, and (ii) do not, individually or in the aggregate, materially detract from the value of the property or assets of the Company or any Material Subsidiary, or the Company and its Subsidiaries taken as a whole;

          (e) Liens arising in the ordinary course of business (including easements, rights of way, zoning restrictions of record and similar restrictions and other similar charges or encumbrances) which are not incurred in connection with Debt, and which do not, individually or in the aggregate,
     (a) materially interfere with the ordinary conduct of the business of the Company, or the Company and its Subsidiaries taken as a whole, or (b) materially detract from the value of the property or assets of the Company or any Material Subsidiary, or the Company and its Subsidiaries taken as a whole;

          (f) any right of setoff or banker's lien arising (whether by law, contract or otherwise) in connection with ordinary course of business deposit arrangements maintained by the Company or its Subsidiaries with its banks or other financial institutions so long as any such bank or other financial institution (A) shall not at any time make loans or otherwise extend credit to the Company or any Subsidiary,
     (B) does not maintain accounts (for the deposit of cash or otherwise) for the benefit of the Company or any Subsidiary,
     (C) shall have waived in writing for the benefit of each holder of a Note such right of setoff or banker's lien or
     (D) holds no more than $1,000,000 of obligations owed to the Company or any Subsidiary and the total of all such obligations permitted solely by this clause (D) shall not exceed $3,000,000;

          (g) any Lien renewing, extending or refunding any outstanding obligations secured by a Lien described in clause (a), (b), (c), (d), (f), (h) and (i) of this Section 4.03, provided (A) with respect to Debt described in clause
     (a), such renewal, extension or refunding shall relate solely to Debt under the Bank Agreements, so long as all Persons then party to the Bank Agreements shall have executed and delivered the Intercreditor Agreement and the Intercreditor Agreement shall be in full force and effect so long as such Lien exists, (B) after giving effect to such renewal, extension or refunding of the obligations described in clauses (b), (c), (d), (f), (h) and (i), such obligations shall remain subject to the conditions and provisions set forth in clauses (b), (c), (d), (f), (h) and (i), respectively, and (C) except for Debt under the Bank Agreements, the principal amount secured is not increased and such Lien is not extended to any other property of the Company or its Subsidiaries;

          (h) Liens securing judgments rendered against the Company or any of its Subsidiaries or arising in connection with any court proceedings, provided (i) such Liens are being contested in good faith by appropriate proceedings and (ii) no action has been taken by any Person to execute or otherwise collect on such Lien;

          (i) Liens securing Debt held by the Company in any Subsidiary or Debt held by any Subsidiary in any other
     Subsidiary; and

          (j) Liens securing Debt permitted by clause (ii) of the definition of Priority Debt, provided that after giving effect to such Liens, Consolidated Priority Debt shall not exceed 25% of Shareholders' Equity at any time.

     4.04. Loans, Advances and Investments. The Company will not, and will not permit any of its Subsidiaries to, make or permit to remain outstanding any Investments, except that the Company or any Subsidiary may:

          (a) make or own Investments in any Subsidiary or any Person which immediately after giving effect to such Investment will be a Subsidiary;

          (b) own, purchase or otherwise acquire notes or accounts receivable arising from transactions with customers, suppliers and employees in the ordinary course of business;

          (c) execute Guaranties of Debt of Subsidiaries, provided that after giving effect to any such Guaranty the Company will be in compliance with Sections 4.08(a), (b) and
     (e);

          (d) own, purchase or acquire (A) prime commercial paper of an issuer rated A-1 or P1 or better by Moody's or S&P or certificates of deposit in U.S. commercial banks (having capital and surplus in excess of $500,000,000), in each case due within one year from the date of purchase, or
     (B) obligations of the United States Government or any agency thereof for which the full faith and credit of the United States Government is pledged due within one year from the date of purchase, or (C) obligations guaranteed by the United States Government due within one year from the date of purchase; and

          (e)  make or permit to remain outstanding any other
     Investments which in the aggregate do not exceed at any time
     15% of Shareholders' Equity.

     4.05. Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to:

     (a)  pay or declare any dividend on any class of its Capital
Stock or make any other distribution on account of any class of its Capital Stock; or

     (b) redeem, purchase or otherwise acquire, directly or indirectly (through a Subsidiary or otherwise), any shares of its Capital Stock (all of the foregoing events set forth in subsections (a) and (b), whether made in cash or property, being herein called "Restricted Payments");

unless (A) the aggregate amount of all Restricted Payments made since September 30, 1995 would not exceed the sum of (1) $20,000,000, plus (2) 50% of cumulative Consolidated Net Income since September 30, 1995 (or minus 100% of cumulative
Consolidated Net Income since September 30, 1995 if such cumulative Consolidated Net Income for such period is a loss), plus (3) the aggregate net proceeds of the issuance or sale of the Company's Capital Stock after September 30, 1995 and (B) no Default or Event of Default shall have occurred and be continuing, and no Default or Event of Default would occur as a result of such Restricted Payment; provided, however, any Subsidiary may make Restricted Payments to the Company or any Material Subsidiary.
For purposes of this Section 4.05, the conversion of the Company's Convertible Subordinated Notes due 1999 shall not constitute an issuance of the Company's Capital Stock.

     4.06. Nature of Business. The Company will not, and will not permit any of its Subsidiaries to, engage in any business, if as a result, when taken as a whole, the general nature of the business then engaged in by the Company and its Subsidiaries would be substantially changed from the nature of the business of the Company and its Subsidiaries on January 3, 1996.

     4.07. Sale of Property. The Company will not, and will not permit any of its Subsidiaries to, Dispose of any property or assets (including, without limitation, Subsidiary Stock), except, so long as no Default or Event of Default shall exist:

     (a) the Company or any Subsidiary may Dispose of inventory in the ordinary course of business at Fair Market Value; provided, however, the Company and its Subsidiaries may Dispose of inventory at less than Fair Market Value, provided such Disposition is in the ordinary course of business of the Company and its Subsidiaries which shall be consistent with the practice of the industry of the Company and the Subsidiaries at the time of such Disposition; and

     (b) the Company or any Subsidiary may Dispose of any of its assets so long as, immediately after giving effect to such proposed Disposition:

          (i) the cumulative net book value of all assets so Disposed of by the Company and its Subsidiaries during any fiscal year does not exceed 15% of the net book value of the Consolidated Assets of the Company and its Subsidiaries determined after giving effect to any such Disposition;

          (ii) the consideration for such assets represents the Fair Market Value of such assets at the time of such Disposition; and

          (iii)  in the case of the Disposition of Subsidiary
     Stock, the following additional conditions shall apply:

               (A)  in connection with such Disposition of
     Subsidiary Stock, the entire Investment (whether represented by stock, Debt, claims or otherwise) of the Company and its other Subsidiaries in such Subsidiary is Disposed of to a Person other than (1) the Company, (2) another Subsidiary not being simultaneously Disposed of, or (3) an Affiliate, and

               (B)  the Subsidiary being Disposed of has no
     continuing Investment in any other Subsidiary of the Company not being simultaneously Disposed of or in the Company.

For purposes of this Section 4.07, "Disposition" means the sale, lease, transfer or other disposition of property, and "Disposed of" has a corresponding meaning to Disposition. The term "Disposition" shall not include an exchange of assets, provided that the assets involved in such exchange are similar in function in that after giving effect to such exchange there has not been
(A) a Material Adverse Effect, (B) any Material deterioration of cash flow generation, or (C) any deterioration in the overall quality of plant, property and equipment of the Company and its Subsidiaries taken as a whole. An "exchange" shall be deemed to have occurred if each of the transactions involved shall have been consummated within a six month period.

     4.08.  Certain Financial Limits.  The Company will not permit:

     (a)  Consolidated Senior Funded Debt to exceed 60% of Total
Capitalization at any time;

     (b) Total Funded Debt to exceed 65% of Total Capitalization at any time;

     (c) the ratio of Consolidated Income Available for Fixed Charges for the four fiscal quarters most recently ended to Consolidated Fixed Charges for such four fiscal quarter period to be less than 1.75 to 1.0 on the last day of any fiscal quarter;

     (d) Shareholders' Equity to be less than $100,000,000 at any time; and

     (e) Consolidated Priority Debt to exceed 25% of Shareholders' Equity at any time.

SECTION 5.  CONSENTS, WAIVERS AND AMENDMENTS.

     Any term, covenant, agreement or condition of the Agreement or the Notes may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more written instruments signed by the Required
Holders; provided, however, that

     A.  no such amendment or waiver shall

          1. change the maturity of the principal of, or any installment of interest on, any of the Notes, or reduce the principal amount thereof or the interest or premium thereon, or subordinate or otherwise modify the terms of, or rights to, payment of the principal thereof or interest or premium thereon including, without limitation, change the time for any such payment, without the consent of the holder of each Note so affected, or

          2. change the percentage of holders of Notes required to approve any such amendment or effectuate any such waiver or give to any Note any preference over any other Note, without the consent of the holders of all Notes then outstanding;

     B. no such amendment or waiver shall modify or alter the provisions of Section 2.03 of the Notes or Section 6 of the Agreement without the consent of all holders of the Notes then outstanding; and

     C. no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.

     Any amendment or waiver pursuant to this Section 5 shall apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not a notation of such amendment or waiver shall have been made on such Notes. In the case of an amendment or waiver of the character described in Section 5A, the holder of this Note agrees to make a notation on this Note to indicate that such amendment or waiver has been effected. In the case of any other amendment or waiver, no notation need be made on the Notes at the time outstanding, but any Note executed and delivered thereafter may, at the option of the Company, bear a notation referring to any such amendment or waiver then in effect. For purposes of determining whether the holders of outstanding Notes of the requisite aggregate principal amount at any time have agreed or consented to any amendment or waiver pursuant to the provisions of this Section 5, any Notes owned by the Company, any Subsidiary or any Affiliate shall be disregarded and deemed not to be outstanding.

     The Company will not increase the rate of interest on any Note or grant any holder of any Note any benefit or payment for or in connection with any amendment or waiver in respect to the Agreement or the Notes, whether pursuant to this Section 5 or otherwise, unless such increase in interest or other benefit or payment is extended on the same terms ratably to all other holders of Notes at the time outstanding.

SECTION 6.  DEFINITIONS.

     For all purposes of this Note and the Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     "Agreement" means the Loan Agreement dated as of June 23, 1994 between The C. R. Gibson Company ("Gibson") and Metropolitan Life Insurance Company ("MetLife") pursuant to which the Notes were originally issued, as amended from time to time, including by the Assumption Agreement, and as assumed by the Company pursuant to the Assumption Agreement.

     "Assets" means, at any time, assets of any Person as determined in accordance with GAAP.

     "Assumption Agreement" means the Assumption and Amendment
Agreement, dated as of May 30, 1996, among Gibson, the Company and MetLife, pursuant to which the Agreement, the Notes, the 1989
Agreement and the 9.50% Notes were amended and Gibson's obligations thereunder were assumed by the Company.

     "Bank Agreements" means (i) the Amended and Restated Credit Agreement, dated December 13, 1995, among the Company, the Lenders listed therein, and SunTrust Bank, Nashville, N.A., as agent, and any refinancing thereof or substitution therefor, as it may be amended, modified or supplemented from time to time in accordance with its terms, (ii) the Amended and Restated Revolving Credit Promissory Note dated as of December 13, 1995 (effective as of July 25, 1995) given by the Company to SunTrust Bank, Nashville, N.A. in the original principal amount of $10,000,000, and any refinancing thereof or substitution therefor, as it may be amended, modified or supplemented from time to time in accordance with its terms, and the Amended and Restated Letter Agreement dated as of December 13, 1995 from SunTrust Bank, Nashville, N.A., to the Company delivered in connection therewith, as it may be amended, modified or supplemented from time to time in accordance with its terms,
(iii) the SunTrust LOC Facility (as defined in the Intercreditor Agreement) and (iv) the NCB LOC Facility (as defined in the Intercreditor Agreement).

     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

     "Capital Stock" means, with respect to any Person, the outstanding capital stock (or any options or warrants to purchase capital stock or other securities exchangeable for or convertible into capital stock) of such Person.

     "Capitalized Lease" means, at any time, and with respect to any Person, a lease which the lessee is required to capitalize on the balance sheet of such lessee in accordance with GAAP.

     "Capitalized Lease Obligations" means the amount at which the aggregate rentals due and to become due under all Capitalized
Leases under which the Company or any Subsidiary is the lessee, would be required to be reflected as a liability on its consolidated balance sheet.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Company" means Thomas Nelson, Inc., a Tennessee corporation, and, subject to Section 4.02, its successors and assigns.

     "Computing Holder" means, as of the date of prepayment pursuant to Section 6 of the Agreement or Section 2.02 hereof or the date of acceleration pursuant to Section 7.02 hereof, as the case may be, the holder of Notes with an aggregate principal amount outstanding higher than that of Notes held by any other holder of the Notes.

     "Consolidated" means the consolidation of accounts of the Company and its Subsidiaries determined in accordance with GAAP giving effect to the elimination of any intercompany items and any minority interests in Subsidiaries.

     "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period (taken as a single accounting period) determined in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any gains or losses, together with any related provision for taxes, realized upon any sale of assets other than in the ordinary course of business, and (ii) any income or loss of any Person accrued prior to the date such Person becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any Subsidiary or all or substantially all of such Person's assets are acquired by the Company or any Subsidiary.

     "Current Debt" means, with respect to any Person, all Debt of such Person which by its terms matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the obligor in respect thereto to a date one year or more from the date of creation thereof, provided that (i) Debt outstanding under an agreement which obligates the lender or lenders to extend credit over a period of one year or more and (ii) Current Maturities of Funded Debt shall constitute Funded Debt and not Current Debt.

     "Current Maturities of Funded Debt" means the portion of Funded Debt outstanding which by its terms is due on demand or within one year from the date of determination and is not directly or indirectly renewable, extendible or refundable at the option of the obligor to a date one year or more from such time.

     "Debt" with respect to any Person means, at any time, without duplication,

     (a) its liabilities for borrowed money;

     (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

     (c) its Capitalized Lease Obligations;

     (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);
and

     (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Disposition" is defined in Section 4.07.

     "Environmental Laws" means any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

     "Event of Default" is defined in Section 7.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, at any time, the sale value of property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

     "Fixed Charges" means, for any period, the sum of (i) Interest Expense and (ii) Operating Rents for such period.

     "Funded Debt" means, with respect to any Person, all Debt of such Person which by its terms matures, or which is otherwise payable or unpaid, one year or more from the date of creation thereof, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more from the date of creation thereof, provided that Funded Debt shall also include, as at any time of determination, Current Maturities of Funded Debt and the minimum daily average level of Current Debt outstanding for any sixty day period during the twelve month period immediately preceding such time of determination.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, consistently applied.

     "Gibson" means The C. R. Gibson Company, a Delaware corporation and a Wholly-Owned Subsidiary.

     "Governmental Authority" means

     (a)  the government of

          (i) the United States of America or any State or other political subdivision thereof, or

          (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

     (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guarantor" means each Subsidiary which is a party to the Guaranty Agreement, and any other Subsidiary which executes a Guaranty pursuant to Section 3.08 or Section 3.09.

     "Guarantee" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

     (i) to purchase such indebtedness or obligation or any property constituting security therefor;

     (ii) to advance or supply funds (a) for the purchase or payment of such indebtedness or obligation, or to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

     (iii) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

     (iv) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Guaranty Agreement" means the Guaranty Agreement, dated as of January 3, 1996, made by the Guarantors in favor of MetLife with respect to the Company's obligations under the 1996 Notes and the 1996 Agreement, as such Guaranty Agreement may be amended or supplemented from time to time including by Amendment and Supplement No. 1 thereto, dated as of May 30, 1996, in the form of Exhibit B to the Assumption Agreement, to include as Obligations (as defined in the Guaranty Agreement) thereunder the Company's obligations under the Agreement, the Notes, the 1989 Agreement and the 9.50% Notes. The term "Guaranty Agreement" shall also include any other Guaranty executed by a Subsidiary from time to time pursuant to Section 3.08 or Section 3.09.

     "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     "Income Available For Fixed Charges" means, for any period, the sum of (i) Consolidated Net Income, (ii) taxes, (iii) Interest Expense, (iv) Operating Rents, and (v) amortization charges, of the Company and its Subsidiaries for such period, all as determined in accordance with GAAP.

     "Indebtedness" with respect to any Person means, at any time, without duplication,

     (a)  its liabilities for borrowed money;

     (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

     (c)  its Capitalized Lease Obligations;

     (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

     (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

     (f)  Swaps of such Person; and

     (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "Institutional Investor" means (a) MetLife, as the original purchaser of all of the Notes and the holder thereof on May 30, 1996, (b) any holder of a Note holding more than 10% of the aggregate principal amount of the Notes then outstanding, and (c) any other holder of a Note which is a bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "Intercreditor Agreement" means the Intercreditor Agreement, dated as of January 3, 1996, among The Prudential Insurance Company of America, MetLife, SunTrust Bank, Nashville, N.A., First American National Bank, National City Bank, Kentucky, Nationsbank of Texas, N.A. and Creditanstalt-Bankverein, as it may be amended, restated, modified or supplemented from time to time in accordance with its terms, including by Amendment and Supplement No. 1 thereto, dated as of May 30, 1996, in the form of Exhibit D to the Assumption Agreement, to more fully include therein the Company's obligations under the Agreement, the Notes, the 1989 Agreement and the 9.50% Notes and MetLife as the holder of all of said Notes and a party to each of said Agreements.

     "Interest Expense" means, for any period, all interest expense in respect of Debt (including imputed interest in respect of Capitalized Lease Obligations) of the Company and its Subsidiaries for such period as determined in accordance with GAAP.

     "Investment" shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any other Person, or any direct or indirect purchase or other acquisition or beneficial ownership by such Person of, or of a beneficial interest in, Capital Stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise), or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any Capitalized Lease, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation, including any rights of setoff (whether by statute, common law, contract or otherwise).

     "Make-Whole Premium" means the excess, if any, of (i) the sum of the respective Payment Values of each prospective interest payment, prospective mandatory prepayment and the principal payment at maturity in respect of the principal amount of the Notes to be prepaid pursuant to Section 2.02 or Section 6 of the Agreement or to be accelerated pursuant to Section 7.02, as the case may be (the amount of each such payment being herein referred to as a "Payment") over (ii) the principal amount of the Notes to be so prepaid or accelerated. The Payment Value of each Payment shall be determined by discounting such Payment at the Reinvestment Rate, for the period from the scheduled date of such Payment to the applicable date of prepayment or acceleration, as the case may be. The Reinvestment Rate is (i) 50 basis points plus (ii) the yield to maturity implied by (A) the yields reported, at the Calculation Time, by the Telerate Access Service on Page 678 (or such other display as may replace Page 678 on Telerate Access Service) for United States Treasury securities having a maturity equal to the Weighted Average Life to Final Maturity (rounded to the nearest month) of the Notes so to be prepaid or accelerated, or (B) if such yields are not reported at the Calculation Time or the yields reported at the Calculation Time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been reported at the Calculation Time, in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively traded United States Treasury securities having a constant maturity equal to such Weighted Average Life to Final Maturity. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than such rounded Weighted Average Life to Final Maturity and (2) the actively traded U.S. Treasury security with the duration closest to and less than such rounded Weighted Average Life to Final Maturity. The "Calculation Time" for determining the yields of such United States Treasury securities shall be 10 a.m. (New York City time) on the second Business Day prior to the prepayment date pursuant to Section 2.02 or Section
6 of the Agreement or prior to the date of acceleration pursuant to Section 7.02, as the case may be.

     "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on
(a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under the Agreement and the Notes, or (c) the validity or enforceability against the Company of the Agreement, or the Notes, or (d) the ability of the Company and its Subsidiaries (taken as a whole) to perform their respective obligations under the Pledge Agreements or the Guaranty Agreement.

     "Material Subsidiary" means a Subsidiary having (i) Assets with an aggregate book value in excess of $5,000,000 at the time of determination or (ii) Revenues in excess of 5% of Consolidated Revenues for the fiscal year most recently ended prior to the time of determination.

     "MetLife" means Metropolitan Life Insurance Company, a New
York corporation, the original purchaser of all of the Notes, the 9.50% Notes and the 1996 Notes and which holds the entire principal amount of each thereof on May 30, 1996.

     "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "1989 Agreement" means the Loan Agreement dated as of September 21, 1989 between Gibson and MetLife entered into in connection with the original issuance of the 9.50% Notes, as amended from time to time, including by the Assumption Agreement, and as assumed by the Company pursuant to the Assumption Agreement.

     "9.50% Notes" means the 9.50% Senior Notes due September 22,
1999 originally issued by Gibson pursuant to the 1989 Agreement, as amended from time to time, including by the Assumption Agreement, and as assumed by the Company pursuant to the Assumption
Agreement.

     "1996 Agreement" means the Note Purchase Agreement, dated as of January 3, 1996, among the Company, MetLife and another institutional investor, pursuant to or in connection with which, inter alia, (i) MetLife acquired the 1996 Notes, (ii) the Pledge Agreements, the Guaranty Agreement and the Intercreditor Agreement were entered into, and (iii) the assumption of the Notes and the 9.50% Notes by the Company and the amendment thereof pursuant to the Assumption Agreement was contemplated.

     "1996 Notes" means the Company's 6.68% Series B Senior Notes due December 31, 2005 issued to MetLife in the aggregate principal amount of $15,000,000 pursuant to the 1996 Agreement.

     "Notes" means the Notes as amended from time to time, including by the Assumption Agreement, and as assumed by the Company pursuant to the Assumption Agreement.

     "Officer's Certificate" means a certificate of a Senior
Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     "Operating Rents" means, for any period, noncapitalized lease obligations of the Company and its Subsidiaries for such period but shall exclude all leases related to vehicles, computer and office equipment.

     "Overdue Interest Rate" means the greater (determined on a daily basis) of 9.31% per annum or the rate per annum which The
Chase Manhattan Bank, N.A. announces publicly from time to time as its corporate base rate of interest.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "Pledge Agreements" means (i) the Amended and Restated Pledge Agreement, dated as January 3, 1996, among the Company, as pledgor, SunTrust Bank, Nashville, N.A., National City Bank, Kentucky, First American National Bank, Nationsbank of Texas,
N.A., Creditanstalt - Bankverein, MetLife and The Prudential Insurance Company of America, as pledgees, and SunTrust Bank, Nashville, N.A., as agent, pursuant to which the Company has, among other things, pledged to the pledgees a security interest in the outstanding common stock of Word, Incorporated owned by the Company, (ii) the Amended and Restated Pledge Agreement, dated as of January 3, 1996, among the Company, as pledgor, SunTrust Bank, Nashville, N.A., National City Bank, Kentucky,
First American National Bank, Nationsbank of Texas, N.A., Creditanstalt - Bankverein, MetLife and The Prudential Insurance Company of America, as pledgees, and SunTrust Bank, Nashville,
N.A., as agent, pursuant to which the Company has, among other things, pledged to the pledgees a security interest in the outstanding common stock of Gibson owned by the Company and (iii) any other pledge agreement or other similar security agreement executed by the Company or any Subsidiary pursuant to Sections
3.07, 3.08 or 3.09, as any such agreement may be amended, restated, modified, or supplemented from time to time in accordance with its terms, including by Amendment and Supplement No. 1 thereto, dated as of May 30, 1996, in the form of Exhibits C-1 and C-2, respectively, to the Assumption Agreement, to include as Secured Obligations (as defined in the Pledge Agreements) thereunder the Company's obligations under the Notes, the 9.50% Notes, the Agreement and the 1989 Agreement and MetLife as obligee of such obligations as pledgee thereunder.

     "Preferred Stock" means any class of Capital Stock of a corporation that is preferred over any other class of Capital Stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

     "Priority Debt" means with respect any Person, at any time, without duplication, the sum of

          (i) Debt of each Subsidiary (other than Debt held by the Company or another Subsidiary);

          (ii) Debt secured by any Lien other than a Lien described in clauses (a) through (i) of Section 4.03;

          (iii) all Preferred Stock of Subsidiaries owned by a Person other than the Company or a Subsidiary; and

          (iv) any obligation or liability arising in connection with a Receivables Financing.

     "Receivables Financing" means a transaction pursuant to which funds are advanced to the Company and/or any of its Subsidiaries in exchange for which the Company and/or any of its Subsidiaries shall pledge, sell or otherwise transfer any or all of its notes or accounts receivable to secure, in whole or in part, the repayment of such funds.

      "Required Holders" means, at any time, the holders of at least 66 2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

     "Responsible Officer" means the chief executive officer, any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of the Agreement or the Notes.

     "Restricted Payment" is defined in Section 4.05.

     "Revenues" means, at any time, and with respect to any Person, revenues as determined in accordance with GAAP.

     "S&P" means Standard & Poor's Rating Group or any successor thereto.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

     "Senior Funded Debt" means (i) all Funded Debt of the Company other than Subordinated Funded Debt, and (ii) all Funded Debt of the Subsidiaries.

     "Shareholders' Equity" means shareholders' equity of the Company and its Subsidiaries on a consolidated basis as set forth in the Company's consolidated balance sheet prepared in accordance with GAAP.

     "Subordinated Funded Debt" means all Funded Debt of the Company which is expressly subordinate to other Funded Debt of the Company on terms and conditions approved by the Required Holders, which approval (or disapproval) shall be given within ten (10) Business Days of receipt by the holders of the Notes of the subordination terms of such Funded Debt. The Company's Convertible Subordinated Notes due 1999 shall constitute Subordinated Funded Debt.

     "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "Subsidiary Stock" means the outstanding Capital Stock of any Subsidiary. For purposes of Section 4.07, the book value of Subsidiary Stock that is sold or otherwise disposed of shall be equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding Capital Stock of such Subsidiary (assuming, in making such calculations, that all securities convertible into such Capital Stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion).

     "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "Total Capitalization" means the sum of (i) Total Funded Debt and (ii) Shareholders' Equity.

     "Total Funded Debt" means the sum of (i) Consolidated Senior
Funded Debt and (ii) Consolidated Subordinated Funded Debt.

     "Weighted Average Life to Final Maturity" of the Notes as of the time of determination thereof means the number of years (rounded to the nearest one-twelfth) obtained by dividing the then
Remaining Dollar-Years of the Notes by the then outstanding principal amount of the Notes. For the purposes of this definition, "Remaining Dollar-Years" means the sum of the amounts obtained by multiplying the amount of each then remaining mandatory prepayment, and repayment at final maturity, by the number of years (calculated to the nearest one-twelfth) which will elapse between the time of such determination and the date of such prepayment or repayment.

     "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

     All accounting terms used herein or in the Agreement and not expressly defined in this Note shall have the meanings respectively given to them in accordance with GAAP from time to time in effect.

SECTION 7.  DEFAULTS AND REMEDIES.

     7.0l.  Events of Default.

     An "Event of Default" shall exist if one or more of the following events shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          A. default in the payment of any interest upon any Note when such interest becomes due and payable and continuance of such default for a period of 5 Business Days;
     or

          B. default in the payment of principal of (or premium, if any, on) any Note for more than three Business Days after the same becomes due and payable, whether at maturity or at a date fixed for prepayment (including, without limitation, a prepayment as provided in Section 2.01, Section 2.02 or
     Section 2.03), or by acceleration or otherwise; or

           C. default in the performance or observance of any covenant, agreement or condition contained in Sections 4.01, 4.02, 4.03, 4.05, 4.06, 4.07 or 4.08; or

           D. default in the performance or observance of any other covenant, agreement or condition contained in this Note or in the Agreement and continuance of any such other default for a period of 45 days after the earlier of (i) written notice thereof, specifying such other default and requiring it to be remedied, shall have been given to the Company by the holder of any Note (any such notice to be identified as a "notice of default" and to refer specifically to this paragraph D of this Section 7.01), and
     (ii) a Responsible Officer obtaining actual knowledge of any such default; or

          E. any representation or warranty made in writing by or on behalf of the Company or Gibson or by any officer of the Company or Gibson in the Assumption Agreement or in any writing furnished in connection with the transactions contemplated thereby proves to have been false or incorrect in any material respect on the date as of which made; or

          F. (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

          G. the Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          H. a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be stayed or dismissed within 60 days; or

          I. a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 (exclusive of any insurance coverage for which the insurance company issuing such coverage shall have acknowledged in writing liability with respect thereto) shall be rendered against one or more of the Company and its Subsidiaries and (A) action shall be taken by a Person within 90 days after entry thereof to collect on such judgment or to secure such judgment with any property or assets of the Company or its Subsidiaries or (B) such judgments shall not, within 90 days after entry thereof, be bonded, discharged or stayed pending appeal, or shall not be discharged within 9O days after the expiration of such stay; or

          J. if (i) any Plan shall fail to satisfy the minimum funding standards of ERlSA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000,
     (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans,
     (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary shall establish or amend any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

          K. any Guarantor shall disavow the validity or enforceability of or attempt to terminate the Guaranty Agreement; or the Guaranty Agreement shall cease to be in full force and effect in whole or in part for any reason whatsoever (other than pursuant to Section 8(a) of the Intercreditor Agreement); or

          L. the security interests granted pursuant to any Pledge Agreement shall fail at any time to constitute a first priority security interest in or assignment of the collateral described in such Pledge Agreement (other than pursuant to Section 8(a) of the Intercreditor Agreement); or any Pledge Agreement shall cease to be in full force and effect in whole or in part for any reason whatsoever (other than pursuant to Section 8(a) of the Intercreditor Agreement); or the Company shall disavow the validity or enforceability of or attempt to terminate any or all of the Pledge Agreements.

     As used in Section 7.01J, the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERlSA.

     7.02.  Remedies, Etc.

     A.   Acceleration.

          (i) If an Event of Default with respect to the Company or any Material Subsidiary described in paragraph G or H of
Section 7.01 (other than an Event of Default described in clause
(i) of paragraph G) or described in clause (vi) of paragraph G by virtue of the fact that such clause encompasses clause (i) of paragraph G) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (ii) If any other Event of Default has occurred and is continuing (including, without limitation, an Event of Default described in paragraph H respect to a Subsidiary which is not a Material Subsidiary), any holder or holders of 51% or more in principal amount of the Notes at the time outstanding may at any time, at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

          (iii)  If any Event of Default described in paragraph
A or B of Section 7.01 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

     Upon any Notes becoming due and payable under this Section 7.02, whether automatically or by declaration, such Notes will forthwith mature and the unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Premium determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Premium by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     The Computing Holder shall give prompt written notice to the Company and all other holders of the Notes, whose names and addresses shall have been supplied to the Computing Holder by the Company, of the amount of the Make-Whole Premium, if any, with respect to any Notes accelerated, computed as of the second Business Day prior to the date of acceleration, which notice shall set forth in reasonable detail the computation thereof.
The Make-Whole Premium, if any, set forth in such notice shall be binding on the Company and the other holders of the Notes absent manifest error.

     B.   Other Remedies.   If any Default or Event of Default has
occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 7.02A, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether to enforce the payment of such Note, or for the specific performance of any agreement contained in the Agreement or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. The Company agrees that its obligations under
Section 6 of the Agreement are of the essence of the Agreement, and upon application to any court of equity having jurisdiction in the premises, any holder of the Notes shall be entitled to a decree against the Company requiring specific performance of such obligations. If any holder of a Note shall demand payment thereof or take any other action in respect of an Event of Default, the Company will forthwith give written notice, as provided in Section 8.01, to the other holders of Notes specifying such action and the nature and status of the Event of Default.

     C.   Rescission.   At any time after any Notes have been
declared due and payable pursuant to clause (ii) or (iii) of
Section 7.02A, the holders of not less than 66 2/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Premium, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Premium, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Overdue Interest Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 5, and (c) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or the Agreement. No rescission and annulment under this Section 7.02C will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     D. No Waivers or Election of Remedies; Expenses, etc. No course of dealing and no delay on the part of any holder of a
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by any Note or by the Agreement upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 7.1 of the Agreement, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 7.02, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 8.  MISCELLANEOUS.

     8.01.  Notices.

     All notices to be given to any holder of this Note shall be in writing and delivered by a recognized overnight delivery service, or mailed (by registered or certified mail, return receipt requested) or sent by facsimile transmission followed by a confirmation copy sent on the same day by a recognized overnight delivery service, to such holder at its address designated on the date of such notice on the register or other record maintained by the Company. Any such notice so given shall be effective upon receipt, including receipt of a facsimile transmission.

     8.02.  Covenants Bind Successors and Assigns.

     All covenants and agreements in this Note by the Company shall bind its successors and assigns, whether so expressed or not.

     8.03.  Governing Law.

     This Note shall be construed in accordance with and governed by the internal laws of the State of New York.

     8.04.  Headings.

     The Section headings herein are for convenience only and shall not affect the construction hereof.


IN WITNESS WHEREOF, THOMAS NELSON, INC. has caused this Note to be signed in its corporate name by one of its officers thereunto duly authorized, and to be dated as of the day and year first above written.

                                   THOMAS NELSON, INC.




                                   By  /s/ Joe L. Powers
                                     _______________________
                                       Joe L. Powers
                                       Executive Vice President
                                       and Chief Financial Officer

                           EXHIBIT B

     THIS AMENDMENT AND SUPPLEMENT NO. 1, dated as of May 30, 1996 ("this Amendment") among the parties which are signatories hereto, amends and supplements the Guaranty Agreement, dated as of January 3, 1996, among the same parties (the "Guaranty").


                           RECITALS:

     WHEREAS, the parties hereto have entered into the Guaranty with respect to all sums owing by Nelson to the Lender under the Note Purchase Agreement and the Notes;

     WHEREAS, Nelson, the Lender and The C. R. Gibson Company
("CR Gibson") have entered into that certain Assumption and Amendment Agreement, dated as of May 30, 1996, pursuant to which Nelson assumed CR Gibson's obligations under (w) the 9.50% Senior Note due September 22, 1999 held by the Lender and outstanding in the principal amount of $7,000,000 (as amended, the "9.50%
Note"), (x) the Loan Agreement, dated as of September 21, 1989, between the Lender and CR Gibson, pursuant to which the 9.50%
Note was originally issued, (y) the 8.31% Senior Note due June 23, 2004 held by the Lender and outstanding in the principal amount of $5,000,000 (the "8.31% Note"), and (z) the Loan Agreement, dated as of June 23, 1994, between the Lender and CR Gibson, pursuant to which the 8.31% Note was originally issued; and

     WHEREAS, Nelson and the Lender desire to include the CR
Gibson Obligations as Obligations under the Guaranty, and the Guarantors are agreeable thereto.

     NOW, THEREFORE, in consideration of the premises and as contemplated in connection with the Note Purchase Agreement to induce the Lender to enter thereinto, the Guarantors hereby agree as follows:

     1) Definitions. Terms defined in the Guaranty and not defined herein are used herein as defined therein. The term "CR
Gibson Obligations" shall have the meaning set forth in the Intercreditor Agreement (as defined in the Note Purchase
Agreement), as amended and supplemented by Amendment and Supplement No. 1 thereto dated as of the date hereof.

     2) Amendment and Supplement to Guaranty. The Guaranty is amended and supplemented as follows:

     (a) The first Recital to the Guaranty is amended and supplemented by deleting the phrase "; terms defined therein and not otherwise defined herein being used herein as therein defined".

     (b)  Section 1 of the Guaranty is amended and supplemented by:

          (i)  substituting the phrase ", the Notes, the CR
     Gibson Loan Agreements and the CR Gibson Notes" for the phrase "and the Notes"; and

          (ii) adding the phrase "Make-Whole Premium (as defined in the CR Gibson Notes)," after the phrase "Yield
     Maintenance Amount,".

     (c)  Section 2 of the Guaranty is amended and supplemented by:

          (i) adding the phrase "the CR Gibson Loan Agreements, the CR Gibson Notes," after the phrase "the Notes,"; and

          (ii) substituting the phrase "Pledge Agreements" for the phrase "Pledge Agreement".

     (d) Section 9 of the Guaranty is amended and supplemented by substituting the phrase "Event of Default under the Note
Purchase Agreement or under the CR Gibson Notes ("Event of
Default")" for the phrase "Event of Default".

     (e) Section 13 of the Guaranty is amended and supplemented by adding the phrase "or in Sections 7.01G or H of the CR Gibson
Notes" after the phrase "Note Purchase Agreement" each time such phrase appears in Section 13.

     (f) Section 17 of the Guaranty is amended and supplemented by adding the phrase "and of the Assumption Agreement, and the consummation of the transactions contemplated by the Assumption
Agreement" after the phrase "Credit Documents".

     (g) A new Section 20 of the Guaranty is added to read as follows:

     "SECTION 20.  Defined Terms.  Capitalized terms used in this
Guaranty and not otherwise defined herein shall have the meanings ascribed thereto in the Note Purchase Agreement or in the Intercreditor Agreement, as amended and supplemented by Amendment and Supplement No. 1 thereto, dated as of May 30, 1996."

     3) Construction; Ratification. Section 2 of this Amendment shall be construed to amend and supplement the Guaranty as if the provisions thereof were set forth in the Guaranty mutatis mutandis. The Guaranty, as amended and supplemented hereby, is in all respects ratified and confirmed by the Guarantors.

     4) Representations and Warranties. Each Guarantor represents and warrants for itself only as follows:

     (a) The Guarantor has the corporate or partnership power and authority to execute and deliver this Amendment and to perform the provisions of the Guaranty as amended and supplemented hereby.

     (b) The execution and delivery of this Amendment and the performance of the obligations of the Guarantor under the Guaranty as amended and supplemented hereby have been duly authorized by all necessary corporate or partnership action of the Guarantor. Neither the execution and delivery of this Amendment nor the performance of the obligations of the Guarantor under the Guaranty as amended and supplemented hereby will violate the charter or bylaws (or the partnership agreement or the certificate of limited partnership, as the case may be) of the Guarantor, any contract or agreement to which the Guarantor is a party or by which it is bound or any laws, orders or decrees of Governmental Authorities having jurisdiction over the Guarantor.

     (c) Each of this Amendment and the Guaranty, as amended and supplemented hereby, constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5) Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.


     IN WITNESS WHEREOF, each Guarantor and the Lender have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                               GUARANTORS:

                               WORD, INCORPORATED


                               By  /s/ Joe L. Powers
                                 _______________________
                                     Joe L. Powers
                                     Secretary



                               PPC, INC.


                               By  /s/ Joe L. Powers
                                 _______________________
                                     Joe L. Powers
                                     Secretary



                               EDITORIAL CARIBE, INC.


                               By  /s/ Joe L. Powers
                                 _______________________
                                     Joe L. Powers
                                     Secretary



                                MORNINGSTAR RADIO NETWORK, INC.


                                By  /s/ Joe L. Powers
                                  ______________________
                                      Joe L. Powers
                                      Secretary




                                NELSON WORD LIMITED
                                (formerly known as Word (UK)
                                     Limited)


                                By  /s/ Joe L. Powers
                                  _______________________
                                      Joe L. Powers
                                      Secretary



                                WORD COMMUNICATIONS, LTD.


                                By  /s/ Joe L. Powers
                                  _______________________
                                      Joe L. Powers
                                      Secretary



                                WORD DIRECT, INC.


                                By  /s/ Joe L. Powers
                                  _______________________
                                      Joe L. Powers
                                      Secretary



                                WORD DIRECT PARTNERS, L.P.
                                By: Word Direct, Inc., General
                                     Partner


                                By  /s/ Joe L. Powers
                                  _______________________
                                      Joe L. Powers
                                      Secretary



                                THE C.R. GIBSON COMPANY


                                By  /s/ Joe L. Powers
                                  ________________________
                                      Joe L. Powers
                                      Secretary



                                855763 ONTARIO LIMITED


                                By  /s/ Joe L. Powers
                                  _________________________
                                      Joe L. Powers
                                      Secretary







                                LENDER:


                                METROPOLITAN LIFE
                                INSURANCE COMPANY



                                By  /s/ John R. Endres
                                  __________________________
                                Title: Assistant Vice President

                           EXHIBIT C-1

     THIS AMENDMENT AND SUPPLEMENT NO. 1, dated as of May 30, 1996 ("this Amendment"), among the parties which are signatories hereto, amends and supplements the Amended and Restated Pledge Agreement, dated as of January 3, 1996, among the same parties (the "Gibson Pledge Agreement").


                           RECITALS:

     WHEREAS, the parties hereto have entered into the Gibson
Pledge Agreement with respect to the Stock of The C. R. Gibson
Company (the "Company");

     WHEREAS, Pledgor, MetLife and the Company have entered into that certain Assumption and Amendment Agreement, dated as of May 30, 1996, pursuant to which Pledgor assumed the Company's obligations under (w) the 9.50% Senior Note due September 22, 1999 held by MetLife and outstanding in the principal amount of $7,000,000 (as amended, the "9.50% Note"), (x) the Loan Agreement, dated as of September 21, 1989, between MetLife and the Company, pursuant to which the 9.50% Note was originally issued, (y) the 8.31% Senior Note due June 23, 2004 held by MetLife and outstanding in the principal amount of $5,000,000 (the "8.31% Note"), and (z) the Loan Agreement, dated as of
June 23, 1994, between MetLife and the Company pursuant to which the 8.31% Note was originally issued; and

     WHEREAS, Pledgor and MetLife desire to include (x) the CR
Gibson Obligations as Secured Obligations under the Gibson Pledge
Agreement, and (y) MetLife as obligee of the CR Gibson
Obligations as a Pledgee under the Gibson Pledge Agreement, and the other parties hereto are agreeable thereto.

     NOW, THEREFORE, in consideration of the premises and as contemplated in connection with the Note Agreement to induce MetLife to enter thereinto, and as further contemplated by
Section 7(b) of the Intercreditor Agreement, the parties hereto agree as follows:

     1)  Definitions.  Terms defined in the Gibson Pledge
Agreement and not defined herein are used herein as defined therein. The term "CR Gibson Obligations" shall have the meaning set forth in the Intercreditor Agreement, as amended and supplemented by Amendment and Supplement No. 1 thereto dated as of the date hereof.

     2)  Amendment and Supplement to the Gibson Pledge Agreement.
The Gibson Pledge Agreement is amended and supplemented as follows:

     (a) The first paragraph of the Gibson Pledge Agreement is amended and supplemented by substituting the phrase ", the Note Holders and MetLife as obligee of the CR Gibson Obligations (as hereinafter defined)" for the phrase "and the Note Holders".

     (b) Section 1 of the Gibson Pledge Agreement is amended and supplemented by adding the following sentence at the end thereof:

     "The terms "CR Gibson Obligations", "CR Gibson Notes", "CR Gibson Loan Agreements", "CR Gibson Documents" and "Assumption Agreement" shall have the respective meanings ascribed to them in the Intercreditor Agreement, as amended and supplemented by Amendment and Supplement No. 1 thereto, dated as of May 30, 1996.".

     (c) Section 2 of the Gibson Pledge Agreement is amended and supplemented by substituting the phrase ", to the Note Holders in connection with the Note Obligations and to MetLife in connection with the CR Gibson Obligations" for the phrase "and owed to the Note Holders in connection with the Note Obligations".

     (d) Section 4(b) of the Gibson Pledge Agreement is amended and supplemented by adding the phrase ", the CR Gibson Documents" after the phrase "Note Agreement".

     (e) Section 7(a) of the Gibson Pledge Agreement is amended and supplemented by adding the phrase ", with respect to MetLife as obligee of the CR Gibson Obligations automatically upon the indefeasible payment in full of all of the Secured Obligations consisting of CR Gibson Obligations owed to it" immediately prior to the phrase "and,".

     (f)  Section 7(b) of the Gibson Pledge Agreement is amended and supplemented by:

          (i) adding the phrase ", the CR Gibson Documents" after the phrase ", the Note Agreement"; and

          (ii) substituting the phrase ", the Note Agreement or the CR Gibson Documents" for the phrase "or the Note
     Agreement".

     (g) Section 7(c) of the Gibson Pledge Agreement is amended and supplemented by adding the phrase "and/or MetLife as obligee of the CR Gibson Obligations" after the phrase "Note Holders".

     (h) Section 10(a) of the Gibson Pledge Agreement is amended and supplemented by adding the phrase "or the CR Gibson Notes" after the phrase "Note Agreement".

     (i) Section 10 of the Gibson Pledge Agreement is amended and supplemented by deleting the period at the end of subsection
(d) and substituting a semi-colon, and by adding a new subsection
(e) to read as follows:

     "(e) breach of any covenant, warranty, agreement or representation contained in any of the CR Gibson Documents that constitutes an Event of Default under the CR Gibson
     Notes.".

     (j) Section 14(h) of the Gibson Pledge Agreement is amended and supplemented by adding the phrase "or the CR Gibson Loan
Agreements or the Assumption Agreement" after the phrase "Note
Agreement".

     (k)  Section 15 of the Gibson Pledge Agreement is amended
and supplemented by:

          (i)  adding the phrase ", MetLife as obligee of the CR
     Gibson Obligations" prior to the phrase ", and the Agent";
     and

          (ii) substituting the phrase ", the Note Holders and MetLife as obligee of the CR Gibson Obligations" for the phrase "and the Note Holders".

     3) Construction; Ratification. Section 2 of this Amendment and the Recitals hereto shall be construed to amend and supplement the Gibson Pledge Agreement as if the provisions thereof were set forth in the Gibson Pledge Agreement mutatis mutandis. The Gibson Pledge Agreement, as amended and supplemented, is in all respects ratified and confirmed by Pledgor.

     4) Representations and Warranties. Pledgor represents and warrants as follows:

     (a) Pledgor has the corporate power and authority to execute and deliver this Amendment and to perform the provisions of the Gibson Pledge Agreement as amended and supplemented hereby.

     (b) The execution and delivery of this Amendment and the performance of the obligations of Pledgor under the Gibson Pledge Agreement as amended and supplemented hereby have been duly authorized by all necessary corporate action of Pledgor. Neither the execution and delivery of this Amendment nor the performance of the obligations of Pledgor under the Gibson Pledge Agreement as amended and supplemented hereby will violate the charter or bylaws of Pledgor, any contract or agreement to which Pledgor is a party or by which it is bound or any laws, orders or decrees of governmental authorities and courts having jurisdiction over Pledgor.

     (c) Each of this Amendment and the Gibson Pledge Agreement as amended and supplemented hereby constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5) Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in Nashville, Tennessee, by their duly authorized officers as of the day and year first above written.


                             THOMAS NELSON, INC.


                             By  /s/ Joe L. Powers
                               _______________________
                                   Joe L. Powers
                                   Executive Vice President
                                   and Chief Financial Officer



                             SUNTRUST BANK, NASHVILLE, N.A.
                             (formerly known as Third National
                             Bank in Nashville), as Agent


                             By  /s/ J. Fred Turner
                               _______________________
                             Title:  First Vice President


                             NATIONAL CITY BANK, KENTUCKY
                             (formerly known as First National
                             Bank of Louisville)


                             By  /s/ Cheryl Mennen
                               _______________________
                             Title: Assistant Vice President



                             FIRST AMERICAN NATIONAL BANK


                             By  /s/ Scott M. Bane
                               _______________________
                             Title:  Senior Vice President



                             NATIONSBANK OF TEXAS, N.A.


                             By  /s/ Jennifer Zydney
                               _______________________
                             Title:  Vice President




                             CREDITANSTALT - BANKVEREIN


                             By  /s/ Robert M. Biringer
                               _______________________
                             Title:  Senior Vice President

                             By  /s/ Joseph R. Longosz
                               _______________________
                             Title:  Vice President





                             METROPOLITAN LIFE INSURANCE COMPANY


                             By  /s/ John R. Endres
                               _______________________
                             Title: Assistant Vice President





                             THE PRUDENTIAL INSURANCE COMPANY OF
                             AMERICA


                             By  /s/ Robert G. Gwin
                               _______________________
                             Title:  Vice President

                       EXHIBIT C-2

     THIS AMENDMENT AND SUPPLEMENT NO. 1, dated as of May 30, 1996 ("this Amendment"), among the parties which are signatories hereto, amends and supplements the Amended and Restated Pledge Agreement, dated as of January 3, 1996, among the same parties (the "Word Pledge Agreement").


                       RECITALS:

     WHEREAS, the parties hereto have entered into the Word
Pledge Agreement with respect to the Stock of Word, Incorporated
(the "Company");

     WHEREAS, Pledgor, MetLife and The C.R. Gibson Company ("Gibson") have entered into that certain Assumption and Amendment Agreement, dated as of May 30, 1996, pursuant to which Pledgor assumed Gibson's obligations under (w) the 9.50% Senior Note due September 22, 1999 held by MetLife and outstanding in theprincipal amount of $7,000,000 (as amended, the "9.50% Note"),
(x) the Loan Agreement, dated as of September 21, 1989, between MetLife and Gibson, pursuant to which the 9.50% Note was originally issued, (y) the 8.31% Senior Note due June 23, 2004 held by MetLife and outstanding in the principal amount of $5,000,000 (the "8.31% Note"), and (z) the Loan Agreement, dated as of June 23, 1994, between MetLife and Gibson pursuant to which the 8.31% Note was originally issued; and

     WHEREAS, Pledgor and MetLife desire to include (x) the CR
Gibson Obligations as Secured Obligations under the Word Pledge
Agreement, and (y) MetLife as obligee of the CR Gibson
Obligations as a Pledgee under the Word Pledge Agreement, and the other parties hereto are agreeable thereto.

     NOW, THEREFORE, in consideration of the premises and as contemplated in connection with the Note Agreement to induce MetLife to enter thereinto, and as further contemplated by
Section 7(b) of the Intercreditor Agreement, the parties hereto agree as follows:

     1) Definitions. Terms defined in the Word Pledge Agreement and not defined herein are used herein as defined therein. The term "CR Gibson Obligations" shall have the meaning set forth in the Intercreditor Agreement, as amended and supplemented by Amendment and Supplement No. 1 thereto dated as of the date hereof.

     2)  Amendment and Supplement to the Word Pledge Agreement.
The Word Pledge Agreement is amended and supplemented as follows:

     (a) The first paragraph of the Word Pledge Agreement is amended and supplemented by substituting the phrase ", the Note Holders and MetLife as obligee of the CR Gibson Obligations (as hereinafter defined)" for the phrase "and the Note Holders".

     (b) Section 1 of the Word Pledge Agreement is amended and supplemented by adding the following sentence at the end thereof:

     "The terms "CR Gibson Obligations", "CR Gibson Notes", "CR Gibson Loan Agreements", "CR Gibson Documents" and "Assumption Agreement" shall have the respective meanings ascribed to them in the Intercreditor Agreement, as amended and supplemented by Amendment and Supplement No. 1 thereto, dated as of May 30, 1996.".

     (c) Section 2 of the Word Pledge Agreement is amended and supplemented by substituting the phrase ", to the Note Holders in connection with the Note Obligations and to MetLife in connection with the CR Gibson Obligations" for the phrase "and owed to the Note Holders in connection with the Note Obligations".

     (d) Section 4(b) of the Word Pledge Agreement is amended and supplemented by adding the phrase ", the CR Gibson Documents" after the phrase "Note Agreement".

     (e) Section 7(a) of the Word Pledge Agreement is amended and supplemented by adding the phrase ", with respect to MetLife as obligee of the CR Gibson Obligations automatically upon the indefeasible payment in full of all of the Secured Obligations consisting of CR Gibson Obligations owed to it" immediately prior to the phrase "and,".

     (f)  Section 7(b) of the Word Pledge Agreement is amended
and supplemented by:

          (i) adding the phrase ", the CR Gibson Documents" after the phrase ", the Note Agreement"; and

          (ii) substituting the phrase ", the Note Agreement or the CR Gibson Documents" for the phrase "or the Note
     Agreement".

     (g) Section 7(c) of the Word Pledge Agreement is amended and supplemented by adding the phrase "and/or MetLife as obligee of the CR Gibson Obligations" after the phrase "Note Holders".

     (h) Section 10(a) of the Word Pledge Agreement is amended and supplemented by adding the phrase "or the CR Gibson Notes" after the phrase "Note Agreement".

     (i) Section 10 of the Word Pledge Agreement is amended and supplemented by deleting the period at the end of subsection (d) and substituting a semi-colon, and by adding a new subsection (e) to read as follows:

     "(e) breach of any covenant, warranty, agreement or representation contained in any of the CR Gibson Documents that constitutes an Event of Default under the CR Gibson
     Notes.".

     (j) Section 14(h) of the Word Pledge Agreement is amended and supplemented by adding the phrase "or the CR Gibson Loan
Agreements or the Assumption Agreement" after the phrase "Note
Agreement".

     (k)  Section 15 of the Word Pledge Agreement is amended and supplemented by:

          (i)  adding the phrase ", MetLife as obligee of the CR
     Gibson Obligations" prior to the phrase ", and the Agent";
     and

          (ii) substituting the phrase ", the Note Holders and MetLife as obligee of the CR Gibson Obligations" for the phrase "and the Note Holders".

     3) Construction; Ratification. Section 2 of this Amendment and the Recitals hereto shall be construed to amend and supplement the Word Pledge Agreement as if the provisions thereof were set forth in the Word Pledge Agreement mutatis mutandis.
The Word Pledge Agreement, as amended and supplemented, is in all respects ratified and confirmed by Pledgor.

     4) Representations and Warranties. Pledgor represents and warrants as follows:

     (a) Pledgor has the corporate power and authority to execute and deliver this Amendment and to perform the provisions of the Word Pledge Agreement as amended and supplemented hereby.

     (b) The execution and delivery of this Amendment and the performance of the obligations of Pledgor under the Word Pledge Agreement as amended and supplemented hereby have been duly authorized by all necessary corporate action of Pledgor. Neither the execution and delivery of this Amendment nor the performance of the obligations of Pledgor under the Word Pledge Agreement as amended and supplemented hereby will violate the charter or bylaws of Pledgor, any contract or agreement to which Pledgor is a party or by which it is bound or any laws, orders or decrees of governmental authorities and courts having jurisdiction over Pledgor.

     (c) Each of this Amendment and the Word Pledge Agreement as amended and supplemented hereby constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5) Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in Nashville, Tennessee, by their duly authorized officers as of the day and year first above written.


                             THOMAS NELSON, INC.


                             By  /s/ Joe L. Powers
                               _______________________
                                   Joe L. Powers
                                   Executive Vice President
                                   and Chief Financial Officer



                             SUNTRUST BANK, NASHVILLE, N.A.
                             (formerly known as Third National
                             Bank in Nashville), as Agent


                             By  /s/ J. Fred Turner
                               _______________________
                             Title:  First Vice President


                             NATIONAL CITY BANK, KENTUCKY
                             (formerly known as First National
                             Bank of Louisville)


                             By  /s/ Cheryl Mennen
                               _______________________
                             Title:  Assistant Vice President



                             FIRST AMERICAN NATIONAL BANK


                             By  /s/ Scott M. Bane
                               _______________________
                             Title:  Senior Vice President



                             NATIONSBANK OF TEXAS, N.A.


                             By  /s/ Jennifer Zydney
                               _______________________
                             Title:  Vice President



                             CREDITANSTALT - BANKVEREIN


                             By  /s/ Robert M. Biringer
                               _______________________
                             Title:  Senior Vice President

                             By  /s/ Joseph P. Longosz
                               _______________________
                             Title:  Vice President



                             METROPOLITAN LIFE INSURANCE COMPANY


                             By  /s/ John R. Endres
                               _______________________
                             Title:  Assistant Vice President



                             THE PRUDENTIAL INSURANCE COMPANY
                             OF AMERICA


                             By  /s/ Robert G. Gwin
                               _______________________
                             Title:  Vice President

                        EXHIBIT D



    THIS AMENDMENT AND SUPPLEMENT NO. 1, dated as of May 30,
1996 ("this Amendment") among the parties which are signatories hereto, amends and supplements the Intercreditor Agreement, dated as of January 3, 1996, among the same parties (the "Agreement").


                        RECITALS:

    WHEREAS, the parties hereto have entered into the Agreement with respect to the Lenders and the Obligations;

    WHEREAS, the Company, MetLife and The C. R. Gibson
Company ("CR Gibson") have entered into that certain Assumption and Amendment Agreement, dated as of May 30, 1996 (the
"Assumption Agreement"), pursuant to which the Company assumed CR Gibson's obligations under (w) the 9.50% Senior Note due September 22, 1999 held by MetLife and outstanding in the principal amount of $7,000,000 (as so assumed and amended, including as amended by the Assumption Agreement, the "9.50% Note"), (x) the Loan Agreement, dated as of September 21, 1989, between MetLife and CR Gibson, pursuant to which the 9.50% Note was originally issued (as so assumed and amended by the Assumption Agreement, the "1989 Agreement"), (y) the 8.31% Senior Note due June 23, 2004 held by MetLife and outstanding in the principal amount of $5,000,000 (as so assumed and amended by the Assumption Agreement, the "8.31%
Note" and, collectively with the 9.50% Note, the "CR Gibson
Notes"), and (z) the Loan Agreement, dated as of June 23, 1994, between MetLife and CR Gibson, pursuant to which the 8.31% Note was originally issued (as so assumed and amended by the Assumption Agreement, the "1994 Agreement" and, collectively with the 1989 Agreement, the "CR Gibson Loan Agreements"); and

    WHEREAS, MetLife desires to (x) more fully include the CR Gibson Obligations as Obligations under the Agreement, and
(y) include itself, as obligee of the CR Gibson Obligations and as a party to the CR Gibson Documents, as a Lender under the Agreement, and the other parties hereto are agreeable thereto.

    NOW, THEREFORE, in consideration of the premises and as contemplated by Section 7(b) of the Agreement, the parties hereto agree as follows:

    1) Definitions. Terms defined in the Agreement and not defined herein are used herein as defined therein. The terms
"CR Gibson Documents" and "CR Gibson Obligations" shall have the meanings set forth in Sections 2(i)(iii) and 2(i)(iv) hereof, respectively.

    2)  Amendment and Supplement to the Agreement.  The
Agreement is amended and supplemented as follows:

          (a) The eighth Recital to the Agreement is deleted and the second recital of this Amendment is substituted therefor, mutatis mutandis.

          (b) The ninth Recital to the Agreement is amended and supplemented by adding the phrase "and, in the case of the Purchaser Guaranty Agreement to which MetLife is a party, the CR Gibson Obligations" after the phrase "Note Obligations".

          (c) The tenth Recital to the Agreement is amended and supplemented by adding the phrase "the CR Gibson Obligations," after the phrase "Note Obligations,".

          (d) The eleventh Recital to the Agreement is amended and supplemented by adding the phrase ", MetLife as obligee of the CR Gibson Obligations" after the phrase "Note
     Purchasers".

          (e)  Section 1(d) of the Agreement is amended and
     supplemented by:

               (i)  adding the phrase "the CR Gibson Documents,
     "after the phrase "Purchaser Agreements,"; and

               (ii) adding the phrase "CR Gibson Document," after the phrase "Purchaser Agreement,".

          (f) Section 1(g) of the Agreement is amended and supplemented by adding the phrase ", MetLife as obligee of the CR Gibson Obligations" after the phrase "Banks".

          (g) Section 7(a) of the Agreement is amended and supplemented by adding the phrase ", the CR Gibson Documents" after the phrase "Purchaser Agreements".

          (h) Section 7(b) of the Agreement is amended and supplemented by deleting the second sentence thereof.

          (i)  Section 9 of the Agreement is amended and
     supplemented by:

               (i) adding the phrase ", the CR Gibson Documents" after the phrase "Purchaser Agreements" in the definition of "Additional Lien";

               (ii) adding the following definition after the definition of "Additional Lien":

               "Assumption Agreement" shall have the meaning set forth in the introductory paragraphs hereof.";

               (iii) adding the following definitions after the definition of "CR Gibson":

               '"CR Gibson Documents" shall mean the CR Gibson Loan Agreements, the CR Gibson Notes, the Purchaser Guaranty Agreement to which MetLife is a party with respect to the CR Gibson Obligations, the Assumption Agreement and each other document, instrument or certificate executed in connection therewith, as any of these may be amended, supplemented or modified from time to time in accordance with its respective terms.

               "CR Gibson Loan Agreements" shall have the meaning set forth in the introductory paragraphs hereof.

               "CR Gibson Notes" shall have the meaning set forth in the introductory paragraphs hereof, and shall include each promissory note delivered in substitution or exchange for any such Note, including pursuant to Section 7a of the Assumption
               Agreement."';

              (iv) deleting the definition of "CR Gibson Obligations" and substituting the following:

              "CR Gibson Obligations" shall mean the Company's obligations to MetLife with respect to the CR Gibson Notes (whether in respect of principal, interest, Make-Whole Premium (as defined in the CR Gibson Notes) or otherwise) and the CR Gibson Loan Agreements and the obligations under the other CR Gibson Documents (including any refinancing or refunding thereof).";

              (v) adding the phrase ", the CR Gibson Documents" after the phrase "Purchaser Agreements" in the definition of "Event of Default";

              (vi) adding the following sentence at the end of the definition of "Pledge Agreements":

              '"Pledge Agreements" shall include Amendment and Supplement No. 1, dated as of May 30, 1996, to each thereof.";

              (vii) adding the phrase ", including, in the case of the Purchaser Guaranty Agreement to which MetLife is a party, as amended and supplemented by Amendment and Supplement No. 1 thereto, dated as of May 30, 1996" immediately prior to the period at the end of the definition of "Purchaser Guaranty Agreements";

              (viii) adding the phrase ", the CR Gibson Documents" after the phrase "Purchaser Agreements" in the definitions of "Sharing Payment" and "Third Party Guaranty"; and

              (ix) adding the phrase "and, in the case of MetLife, any CR Gibson Note" immediately prior to the period at the end of the definition of "Transferee".

          (j) Section 10(d) of the Agreement is amended and supplemented by adding the following sentence prior to the word "Notwithstanding":

              "MetLife may assign or otherwise transfer any of its rights with respect to the CR Gibson Obligations provided that such assignment is in accordance with the CR Gibson Notes, such assignee or transferee agrees in writing (pursuant to an agreement in form and substance reasonably satisfactory to the Majority Lenders) to be bound by the terms and provisions of this Agreement and written notice of such assignment or transfer is given to all the other Lenders.".

          (k) Section 10(h) of the Agreement is amended and supplemented by adding the phrase ", with respect to MetLife as obligee of the CR Gibson Obligations automatically upon the indefeasible payment in full of all the Obligations consisting of CR Gibson Obligations owed to it" prior to the phrase "and,".


    3)  Construction; Ratification.  Section 2 of this
Amendment and the Recitals hereto and the terms defined in such Recitals shall be construed to amend and supplement the Agreement as if the provisions thereof were set forth in the Agreement mutatis mutandis. The Agreement, as amended and supplemented hereby, is in all respects ratified and confirmed by the parties hereto.

    4) Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in Nashville, Tennessee, by their duly authorized officers as of the day and year first above written.


                             THE PRUDENTIAL INSURANCE COMPANY
                             OF AMERICA


                             By  /s/ Robert G. Gwin
                               _______________________
                             Title:  Vice President


                             METROPOLITAN LIFE INSURANCE COMPANY


                             By  /s/ John R. Endres
                               _______________________
                             Title:  Assistant Vice President


                             SUNTRUST BANK, NASHVILLE, N.A.
                             as a Bank and as Collateral Agent


                             By  /s/ J. Fred Turner
                               _______________________
                             Title:  First Vice President


                             FIRST AMERICAN NATIONAL BANK


                             By  /s/ Scott M. Bane
                               _______________________
                             Title:  Senior Vice President


                             NATIONAL CITY BANK, KENTUCKY


                             By  /s/ Cheryl Mennen
                               _______________________
                             Title:  Assistant Vice President


                             NATIONSBANK OF TEXAS, N.A.


                             By  /s/ Jennifer Zydney
                               _______________________
                             Title:  Vice President


                             CREDITANSTALT - BANKVEREIN


                             By  /s/ Robert M. Biringer
                               _______________________
                             Title:  Senior Vice President

                             By  /s/ Joseph P. Longosz
                               _______________________
                             Title:  Vice President

               ACKNOWLEDGMENT AND AGREEMENT

    Each of the undersigned hereby acknowledges and, to the extent required, consents to the terms and conditions of Amendment and Supplement No. 1 to the Intercreditor Agreement attached hereto. Each of the undersigned agrees that the Acknowledgment and Agreement attached to the Intercreditor Agreement is hereby amended and supplemented by (x) adding the phrase ", the CR
Gibson Documents" after the phrase "Purchaser Agreements" each time such phrase appears therein, and (y) adding the phrase ", as amended and supplemented by Amendment and Supplement No. 1, dated as of May 30,1996" after the phrase "Intercreditor Agreement" each time such phrase appears therein.

    IN WITNESS WHEREOF, the parties below have caused this Acknowledgment and Agreement to be duly executed as of May
30,1996.


                             THOMAS NELSON, INC.


                             By  /s/ Joe L. Powers
                               _______________________
                                   Joe L. Powers
                                   Executive Vice President
                                   and Chief Financial Officer


                             GUARANTORS:


                             WORD, INCORPORATED


                             By  /s/ Joe L. Powers
                               _______________________
                                   Joe L. Powers
                                   Secretary



                             PPC, INC.


                             By  /s/ Joe L. Powers
                               _______________________
                                   Joe L. Powers
                                   Secretary



                             EDITORIAL CARIBE, INC.


                             By  /s/ Joe L. Powers
                               _______________________
                                   Joe L. Powers
                                   Secretary



                             MORNINGSTAR RADIO NETWORK, INC.


                             By  /s/ Joe L. Powers
                               _______________________
                                   Joe L. Powers
                                   Secretary



                             NELSON WORD LIMITED


                             By  /s/ Joe L. Powers
                               _______________________
                                   Joe L. Powers
                                   Secretary



                             WORD COMMUNICATIONS, LTD.


                             By  /s/  Joe L. Powers
                               _______________________
                                   Joe L. Powers
                                   Secretary



                             WORD DIRECT, INC.


                             By  /s/ Joe L. Powers
                               _______________________
                                   Joe L. Powers
                                   Secretary




                             WORD DIRECT PARTNERS, L.P.
                             By:  Word Direct, Inc.,
                                  General Partner


                             By  /s/ Joe L. Powers
                               _______________________
                                   Joe L. Powers
                                   Secretary



                             THE C. R. GIBSON COMPANY


                             By  /s/ Joe L. Powers
                               _______________________
                                   Joe L. Powers
                                   Secretary



                             855763 ONTARIO LIMITED


                             By  /s/ Joe L. Powers
                               _______________________
                                   Joe L. Powers
                                   Secretary

                           EXHIBIT E


     The opinion of Bass, Berry & Sims referred to in Section
7i of the Assumption Agreement shall be substantially to the effect that:

     (a) The Company has the corporate power and authority to enter into the Assumption Agreement and to consummate the transactions contemplated thereby. The (i) execution, delivery and performance by the Company of the Assumption Agreement and the Pledge Agreement Amendments (as defined in (b) below), (ii) Assumption (as so defined), and (iii) issuance and delivery of the New Gibson Notes (as so defined) have been duly authorized by all necessary corporate action on the part of the Company and the Assumption Agreement, the Pledge Agreement Amendments and the New Gibson Notes have been duly executed and delivered by the Company. The Assumption Agreement, the Pledge Agreements as amended by the Pledge Agreement Amendments, the Gibson Notes and the Gibson Agreements (as assumed and amended by the Assumption Agreement) and the New Gibson Notes constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms subject to (A) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and such other similar laws relating to or affecting the rights of creditors; and (B) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether in a proceeding at law or in equity.

     (b) (i) The execution, delivery and performance by the Company of the Assumption Agreement and Amendment and Supplement
No. 1 to the Pledge Agreements referred to in Section 7c of the Assumption Agreement (the "Pledge Agreement Amendments"), (ii) the assumption and performance by the Company of the Gibson Notes and the Gibson Agreements (as amended by the Assumption Agreement)
(the "Assumption"), and (iii) the issuance and delivery by the Company of the new Gibson Notes referred to in Section 7a of the Assumption Agreement (the "New Gibson Notes") do not contravene the charter or bylaws of the Company or any judgment, order or decree of any court or arbitrator known to such counsel specifically directed to the Company and do not constitute a Material default under or Material breach of the terms of, or an event that, with the lapse of time or giving of notice, or both, would constitute a Material default under or a Material breach of the terms of, result in the creation of any Material Lien upon any properties or assets of the Company under the terms of, or require the consent (which has not been obtained) of any Person under the terms of, any agreement listed in Schedule 5.15 to the 1996 Agreement.

     (c) No consent, approval, authorization or other action by or filing with any Federal or Tennessee governmental authority is required in connection with (i) the execution, delivery or performance by the Company of the Assumption Agreement and the Pledge Agreement Amendments, (ii) the Assumption, or
(iii) the issuance and delivery of the New Gibson Notes or, if required, the requisite consent, approval or authorization has been obtained, the requisite action has been taken or the requisite filing has been made.

     (d) The assumption by the Company of the Gibson Notes pursuant to the Assumption Agreement and the issuance and delivery by the Company of the New Gibson Notes do not require registration under the Securities Act.

     (e) Gibson has the corporate power and authority to enter into the Assumption Agreement and to consummate the transactions contemplated thereby. The Assumption Agreement has been duly authorized by all necessary corporate action on the part of Gibson and has been duly executed and delivered by Gibson.

     (f) Each of Gibson and Word, Incorporated ("Word") has the corporate power and authority to execute and deliver Amendment and Supplement No. 1 to the Guaranty (the "Guaranty Amendment") and to perform the provisions of the Guaranty as amended and supplemented thereby. The execution and delivery by Gibson and Word, respectively, of the Guaranty Amendment and the performance of the respective obligations of Gibson and Word under the Guaranty as amended and supplemented thereby have been duly authorized by all necessary corporate action of Gibson and Word, respectively.

     (g) The Guaranty Amendment has been duly executed and delivered by each Guarantor. Each of the Guaranty Amendment and the Guaranty as amended and supplemented thereby constitutes a legal, valid and binding obligation of each of the Guarantors, enforceable against such Guarantor in accordance with its terms, subject to (A) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and such other similar laws relating to or affecting the rights of creditors; and (B) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether in a proceeding at law or in equity.

     (h)  The execution and delivery of the Guaranty
Amendment by each Guarantor and the performance by each Guarantor of its obligations under the Guaranty as amended and supplemented thereby do not contravene each such Guarantor's charter or bylaws (or its partnership agreement or certificate of limited partnership, as the case may be), or any judgment, order or decree of any court or arbitrator known to such counsel specifically directed to such Guarantor and do not constitute a Material default under or Material breach of the terms of, or an event that, with the lapse of time or giving of notice, or both, would constitute a Material default under or a Material breach of the terms of, result in the creation of any Material Lien upon any properties or assets of the Company under, or require the consent (which has not been obtained) of any Person under the terms of, any agreement listed in Schedule 5.15 to the 1996 Agreement.

     (i) No consent, approval, authorization or other action by or filing with any Federal or Tennessee governmental authority is required for the execution and delivery by any Guarantor of the Guaranty Amendment or the consummation of the transactions contemplated thereby or by the Guaranty as amended and supplemented thereby or, if required, the requisite consent, approval or authorization has been obtained, the requisite action has been taken or the requisite filing has been made.

     With respect to each Guarantor other than Word and Gibson, such counsel may assume that each such Guarantor has the corporate (or partnership, as applicable) power and authority under the laws of its jurisdiction of organization to enter into the Guaranty Amendment and to perform its obligations under the Guaranty Amendment and the Guaranty, as amended and supplemented thereby, and that the Guaranty Amendment has been duly authorized by all necessary corporate (or partnership, as applicable) action on the part of such Guarantor.

                        EXHIBIT F


     The opinion of Stuart Heaton, Esq., referred to in
Section 7i of the Assumption Agreement shall be to the effect that each Guarantor has the corporate or other power and authority to enter into the Guaranty Amendment and to perform its obligations under the Guaranty Amendment and the Guaranty, as amended and supplemented thereby, and the Guaranty Amendment has been duly authorized by all necessary corporate or other action on the part of each such Guarantor.

                 Metropolitan Life Insurance Company
                        One Madison Avenue
                     New York, NY  10010-9680



June 28, 1996



Thomas Nelson, Inc.
Nelson Place at Elm Hill Pike
P.O. Box 141000
Nashville, TN  37214-1000

Attention:  Joe L. Powers
            Executive Vice President and Chief Financial Officer

Gentlemen:

Reference is made to the Assumption and Amendment Agreement, dated as of May 30, 1996, among us, you and The C.R. Gibson Company, pursuant to which you issued to us your (x) 9.50% Senior Note due September 22, 1999 in the principal amount of $7,000,000, and (y) 8.31% senior Note due June 23, 2004 in the principal amount of $5,000,000 (collectively, the "Notes").

As holder of the Notes, we hereby consent and agree that Section
4 of each of the Notes shall be amended by adding two new Sections thereto to read as follows:

          "4.09. Covenants Incorporated by Reference. To the extent that the covenants set forth in the Credit Agreement referred to in clause (i) of the definition of "Bank Agreements" (as such Credit Amendment is amended through the date hereof) are more restrictive than the covenants set forth herein, or otherwise require the Company to comply with computable standards, the Notes shall be automatically amended so as to provide the benefit of similar covenants for the holders of the Notes. Any such covenants shall be deemed to be incorporated herein mutatis mutandis for the benefit of the holders of the Notes unless and until the Required Holders shall otherwise consent thereto. If requested by the Required Holders, the Company will enter into an amendment to the Notes to specifically incorporate any such covenant.

          4.10. Conforming Debt Agreement Changes. The Company will not become or be a party to any agreement relating to any Debt entered into after January 3, 1996, or to any amendment of or supplement to any agreement relating to any Debt (which amendment or supplement is entered into after January 3, 1996) if, in any such case, the Company is agreeing therein to any financial covenants of a type specified in this Section 4 which are more restrictive than the covenants set forth herein, or to other covenants expressly requiring the Company to comply with computable standards, unless the Company shall offer to amend the Notes so as to provide the benefit of similar covenants for the holders of the Notes for so long as such covenants are in full force under such agreement, amendment or supplement. Any such offer shall be made in writing to the holders of the Notes prior to being effected in any such agreement, amendment or supplement and, absent such offer, shall be deemed to be incorporated herein mutatis mutandis for the benefit of holders of the Notes for so long as such covenants are in full force under such agreement, amendment or supplement, unless and until the Required Holders shall otherwise consent thereto."

Very truly yours,

METROPOLITAN LIFE INSURANCE COMPANY

By  /s/ John R. Endres
   -------------------------------


Accepted and agreed to for
valuable consideration, the receipt
whereof is hereby acknowledged.

THOMAS NELSON, INC.

By  /s/ Joe L. Powers
   -------------------------------
   Executive Vice President and
   Chief Financial Officer

                                 CONSENT

The undersigned, as Guarantors under the Guaranty Agreement dated as of January 3, 1996, as amended and supplemented by Amendment and Supplement No. 1, dated as of May 30, 1996 (the "Guaranty Agreement") in favor of Metropolitan Life Insurance Company, hereby consent to the foregoing amendment to the Notes and hereby confirm and agree that, notwithstanding the effectiveness of said amendment, the Guaranty Agreement is, and shall continue to be in full force and effect and is hereby confirmed and ratified in all respects.

                             WORD, INCORPORATED


                             By  /s/ Joe L. Powers
                               ------------------------------
                             Title:  Secretary


                             PPC, INC.


                             By  /s/ Joe L. Powers
                               ------------------------------
                             Title:  Secretary


                             EDITORIAL CARIBE, INC.


                             By  /s/ Joe L. Powers
                               ------------------------------
                             Title:  Secretary


                             MORNINGSTAR RADIO NETWORK, INC.


                             By  /s/ Joe L. Powers
                               ------------------------------
                             Title:  Secretary


                             NELSON WORD LIMITED


                             By  /s/ Joe L. Powers
                               ------------------------------
                             Title:  Secretary


                             WORD COMMUNICATIONS, LTD.


                             By  /s/ Joe L. Powers
                               ------------------------------
                             Title:  Secretary


                             WORD DIRECT, INC.


                             By  /s/ Joe L. Powers
                               ------------------------------
                             Title:  Secretary


                             WORD DIRECT PARTNERS, L.P.
                             By:  Word Direct, Inc., as general
                                  partner


                             By  /s/ Joe L. Powers
                               -------------------------------
                             Title:  Secretary


                             THE C.R. GIBSON COMPANY


                             By  /s/ Joe L. Powers
                               -------------------------------


                             855763 ONTARIO LIMITED


                             By  /s/ Joe L. Powers
                               -------------------------------




























         14647.113228         67